As filed with the Securities and Exchange Commission on October 8, 2010
Registration No. ______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAVERICK MINERALS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	5040	88-0410480
State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification No.)

     2501 Lansdowne Ave.
Saskatoon, Saskatchewan S7J 1H3, Canada
(306) 343-5799
(Address and telephone number of principal executive offices)

Michael J. Morrison, Chtd
1495 Ridgeview Dr Ste 220
Reno NV 89519
(775) 827-6300
(Name, address and telephone number of agent for service)

Copy of communications to:
Clark Wilson LLP
800-885 W. Georgia St.
Vancouver, B.C. V6C 3H1

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[x]
(Do not check if a smaller reporting company)

Calculation Of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Shares of Common Stock	2,000,000	$1.50	$3,000,000	$213.90

(1)

An indeterminate number of additional Shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933.

(2)

The offering price has been arbitrarily determined by us and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)	Estimated solely for the purpose of calculating the registration fee based on Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion dated October 7, 2010

PROSPECTUS

2,000,000 SHARES

We propose to sell 2,000,000 shares of our common stock at a fixed price of $1.50 per share on a best efforts basis with no minimum purchase requirement. The aggregate offering price will be $3,000,000 and any funds raised from this offering will be immediately available to us for our use. There will be no refunds. The offering will be for a period of 90 days from the date of this prospectus and may be extended for an additional 90 days if we choose to do so.

This offer is not being underwritten. Robert J. Kinloch, our sole director and our Chief Executive Officer and Chief Financial Officer will be the only person offering or selling these shares on our behalf. Mr. Kinloch will not receive any compensation for offering or selling our shares. Except for Robert J. Kinloch, no brokers will sell these shares and no commission will be paid to anyone.

Our common stock is quoted on the Financial Industry Regulatory Authority’s OTC Bulletin Board under the symbol “MVRM.OB”. On October 6, 2010 the closing sale price for our common stock as reported by the OTC Bulletin Board was $1.60 per share.

Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account and the proceeds from this offering will not be placed in an escrow, trust or similar account.

Our business is subject to many risks and an investment in our shares of common stock will involve a high degree of risk. You should invest in our shares of common stock only if you can afford to lose your entire investment. You should carefully consider the various risks described in the section titled ‘Risk Factors’ beginning on page 6, below, before investing in our shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

The date of this prospectus is October 7, 2010.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our shares of common stock. You should read this entire prospectus, including “Risk Factors” and the consolidated financial statements and related notes, before making an investment decision. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements” and “Risk Factors”. As used in this prospectus, the terms, “we,” “us,” “our,” the “Company” and “Maverick” refer to Maverick Minerals Corporation and our subsidiary, Eskota Energy Corporation, unless otherwise stated. All references in this prospectus to currency or dollar amounts refer to U.S. dollars unless otherwise specified.

Our Business

We are currently an exploration stage company engaged in the acquisition, exploration, and development of prospective oil and gas properties. Our current business focus is to implement the terms of the Farmout Agreement pursuant to which we intend to earn an interest in certain oil and gas mineral leases located in Fort Bend and Wharton Counties, Texas owned by Southeastern Pipe Line Company (“SEPL”). Our initial operations during the next quarter are to locate suitable locations to drill, drilling, and determining if an initial test well is viable. If the well is viable and we can develop the well, we intend to earn an interest in the mineral leases which are the subject of the Farmout Agreement. If the well is not viable, we intend to plug and abandon the well. Our anticipated 2010 drilling program has recently commenced and is expected to target the Wilcox Trend, a vast depositional sand zone with a history of natural gas and condensate production. The Wilcox Trend is articulated into the upper, middle, and lower Wilcox. We intend to target the middle Wilcox to a depth of between 12,500 and 13,500 feet.

Number of Shares being Offered

We propose to sell 2,000,000 shares of common stock at a fixed price of $1.50 per share on a best efforts basis with no minimum purchase requirement. This offer is not being underwritten. Robert J. Kinloch, our sole director and our Chief Executive Officer and Chief Financial Officer will be the only person offering or selling these shares on our behalf. Except for Robert J. Kinloch, no brokers will sell these shares and no commission will be paid to anyone.

The following is a brief summary of this offering.

Shares being offered	Up to 2,000,000 shares of common stock(1)

Offering price per share	$1.50

Maximum possible proceeds to us	Up to $3,000,000

Offering period

The offering will conclude when all 2,000,000 shares of common stock have been sold, or 90 days after the date of the prospectus. We may at our discretion extend the offering for an additional 90 days.

Use of proceeds

After deducting offering expenses of $100,000, we will use the proceeds of this offering mainly for expenses associated with our operations under our Farmout Agreement with Southeastern Pipe Line Company and working capital expenses

Number of shares outstanding before the offering	11,602,617 Shares of Common Stock

Number of shares outstanding after the offering, assuming all of the offered shares are sold	13,602,617 Shares of Common Stock

(1)

We are authorized to issue up to 750,000,000 shares of common stock and 100,000,000 Preferred shares. As of October 7, 2010, there were 11,602,617 Shares of common stock outstanding and no Preferred shares outstanding.

Summary of Financial Information

The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements for the years ended December 31, 2009 and 2008 and our unaudited financial statements for the six months ending June 30, 2010 and 2009, including the notes to those financial statements which are included elsewhere in this prospectus, and should also be read in conjunction with the section of this prospectus entitled “Management’s Discussion and Analysis” beginning on page 31 of this prospectus.

	Year Ended December 31, 2009 (Audited)	Year Ended December 31, 2008 (Audited)

Balance Sheet
Total assets	$577,219	$0
Cash and cash equivalents	$6,024	$0
Total liabilities	$1,197,501	$1,238,134
Total common stock and equity	$(620,282)	$(1,238,134)

Statement of Operations and Comprehensive Income (Loss)
Total revenue	$0	$0
Total SG&A expenses	$275,963	$204,571
Other income (expenses)	$(3,157,506)	$314,522
Net income (loss)	$(3,433,469)	$109,951
Net income (loss) per common share (basic & diluted)	$(0.38)	$0.04
Total comprehensive income (loss)	$(3,433,469)	$109,951

	Six-Month Period Ended June 30, 2010 (Unaudited)	Six-Month Period Ended June 30, 2009 (Unaudited)

Balance Sheet
Total assets	$619,883	$577,219
Cash and cash equivalents	$0	$6,024
Total liabilities	$1,381,517	$1,197,501
Total common stock and equity	$(761,634)	$(620,282)

Statement of Operations and Comprehensive Income (Loss)
Total revenue	$0	$0
Total G&A expenses	$123,125	$121,470
Other income (expenses)	$(18,227)	$(3,135,847)
Net income (loss)	$(141,352)	$(3,257,317)
Net income (loss) per common share (basic and diluted)	$(0.01)	$(1.19)
Total comprehensive income (loss)	$(141,352)	$(3,257,317)

	Actual	Pro forma before offering (1)	Pro forma after offering (2)

Balance Sheet Data:
Current assets	$17,654	$17,654	$2,917,654
Current liabilities	$1,023,767	$225,873	$225,873
Total assets	$619,883	$987,383	$3,887,383
Long-term liabilities	$357,750	$357,750	$357,750
Common stock	$10,477	$11,603	$13,603
Total stockholders’ equity (capital deficit)	$(761,634)	$403,760	$3,303,760
Common shares issued	10,476,721	11,602,617	13,602,617

Notes
(1)

The pro forma as before offering gives effect to (i) a debt settlement with Art Brokerage, Inc. on September 7, 2010 pursuant to which the Company issued 725,971 shares of common stock of the Company at a deemed price of $1.05 per share in settlement of $762,269 of outstanding debt owed by the Company to Art Brokerage, Inc., (ii) a debt settlement with David Steiner Primary Trust (“Steiner”) on July 19, 2010 whereby we agreed to issue 49,925 shares of our common stock to Steiner in settlement of the Convertible Debenture dated December 11, 2009 in the principal amount of $35,625 and outstanding interest to July 19, 2010 of $1,778, and (iii) a data purchase agreement (the “Agreement”) with two individuals (collectively the “Vendors”), pursuant to which the Company agreed to purchase from the Vendors geologic data relating to certain oil and gas mineral leases located in Texas, including among other things: electric logs, seismic work, seismic reprocessing, data from the Texas Railroad Commission. In consideration for the acquisition of the geologic data from the Vendors the Company agreed to issue an aggregate of 350,000 shares of the common stock of the Company to the Vendors.

(2)	The pro forma after offering gives effect to the 2,000,000 shares issued at $1.50 in connection with this Prospectus.

RISK FACTORS

Much of the information included in this prospectus includes or is based upon estimates, projections or other “forward looking statements”. Such forward looking statements include any projections and estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Such estimates, projections or other “forward looking statements” involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other “forward looking statements”.

We are an exploration stage company implementing a new business plan.

We are an exploration stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects. If we do discover oil or gas resources in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. If we discover a major reserve, there can be no assurance that such a reserve will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail. There is no assurance that we will be able to drill an initial test well on the property subject to the Farmout Agreement within the timeline set out in the agreement or at all. Failure to do so will result in the loss of all our interest in the Farmout Agreement with SEPL.

We have had negative cash flows from operations and if we are not able to obtain further financing, our business operations may fail.

We had a working capital deficit of $1,006,113 as of June 30, 2010. We do not expect to generate any revenues for the foreseeable future unless we are successful developing any wells that are the subject of the Farmout Agreement. Accordingly, we will require additional funds, either from equity or debt financing, to maintain our daily operations and to develop any further wells under the Farmout Agreement. Obtaining additional financing is subject to a number of factors, including market prices for oil and gas, investor acceptance of our interest pursuant to the Farmout Agreement, and investor sentiment. Financing, therefore, may not be available on acceptable terms, if at all. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital, however, will result in dilution to existing shareholders. If we are unable to raise additional funds when required, we may be forced to delay our plan of operation and our entire business may fail.

We currently do not generate revenues, and as a result, we face a high risk of business failure.

The only interest in property we have is pursuant to the Farmout Agreement. From the date of our incorporation, we have primarily focused on the location and acquisition of mineral and oil and gas properties. We have not generated any material revenues to date. In order to generate revenues, we will incur substantial expenses in the evaluation and development of the Initial Well. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our activities, our entire business may fail. There is no history upon which to base any assumption as to the likelihood that we will be successful in our plan of operation, and we can provide no assurance to investors that we will generate any operating revenues or achieve profitable operations.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

At June 30, 2010, we had an accumulated deficit of $5,377,439 and a working capital deficit of $1,006,113. These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph to our independent auditors’ report on our consolidated financial statements for the year ended December 31, 2009. Although our consolidated financial statements raise substantial doubt about our ability to continue as a going concern, they do not reflect any adjustments that might result if we are unable to continue our business.

If we are required for any reason to repay our outstanding secured loans or any other indebtedness, we would be required to deplete our working capital, if available, or raise additional funds.

If we are required to repay the secured loans or any other indebtedness for any reason, we would be required to use our working capital and raise additional funds. If we are unable to repay the secured loans or any other indebtedness when required, we may be required to sell substantial assets of our company. In addition, the lenders could commence legal action against our company and foreclose on all of our assets to recover the amounts due. Any such sale or legal action would require our company to curtail or possibly cease our operations.

Market conditions or operation impediments may hinder our access to oil and gas markets or delay our potential production.

Our ability to develop the farmout acreage depends in part upon the availability, proximity and capacity of pipelines, natural gas gathering systems and processing facilities. This dependence is heightened where this infrastructure is less developed. Therefore, even if drilling results are positive in certain areas of our oil and gas properties, a new gathering system may need to be built to handle the potential volume of oil and gas produced. We might be required to shut in wells, at least temporarily, for lack of a market or because of the inadequacy or unavailability of transportation facilities. If that were to occur, we would be unable to realize revenue from those wells until arrangements were made to deliver production to market.

Even if we are able to establish any oil or gas reserves on the farmout acreage, our ability to produce and market oil and gas is affected and also may be harmed by:

  inadequate pipeline transmission facilities or carrying capacity;
  government regulation of natural gas and oil production;
  government transportation, tax and energy policies;
  changes in supply and demand; and
  general economic conditions.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas, which may be acquired or discovered, will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

Oil and gas operations are subject to comprehensive regulation, which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations, which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages, which it may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities, which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Shortages of rigs, equipment, supplies and personnel could delay or otherwise adversely affect our cost of operations or our ability to operate according to our business plans.

If drilling activity increases worldwide, a shortage of drilling and completion rigs, field equipment and qualified personnel could develop. These costs have recently increased sharply and could continue to do so. The demand for and wage rates of qualified drilling rig crews generally rise in response to the increasing number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling and completion rigs, field equipment or qualified personnel could delay, restrict or curtail our exploration and development operations, which could in turn harm our operating results.

The geographic concentration of all of our properties in Texas subjects us to an increased risk of loss of revenue or curtailment of production from factors affecting those areas.

The geographic concentration of all of our leasehold interests in Texas means that our properties could be affected by the same event should the regions experience:

  severe weather;
  delays or decreases in production, the availability of equipment, facilities or services;
  delays or decreases in the availability of capacity to transport, gather or process production; or
  changes in the regulatory environment.

The oil and gas exploration and production industry is historically a cyclical industry and market fluctuations in the prices of oil and gas could adversely affect our business.

Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include:

  weather conditions in the United States and wherever our property interests are located;
  economic conditions, including demand for petroleum-based products, in the United States and the rest of the world;
  actions by OPEC, the Organization of Petroleum Exporting Countries;
  political instability in the Middle East and other major oil and gas producing regions;
  governmental regulations, both domestic and foreign;
  domestic and foreign tax policy;
  the pace adopted by foreign governments for the exploration, development, and production of their national reserves;
  the price of foreign imports of oil and gas;
  the cost of exploring for, producing and delivering oil and gas;
  the discovery rate of new oil and gas reserves;
  the rate of decline of existing and new oil and gas reserves;
  available pipeline and other oil and gas transportation capacity;
  the ability of oil and gas companies to raise capital;
  the overall supply and demand for oil and gas; and
  the availability of alternate fuel sources.

Changes in commodity prices may significantly affect our capital resources, liquidity and expected operating results. Price changes will directly affect revenues and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities. Reductions in oil and gas prices not only reduce revenues and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment.

Changes in commodity prices may also significantly affect our ability to estimate the value of producing properties for acquisition and divestiture and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on the value of the properties. Price volatility also makes it difficult to budget for and project the return on acquisitions and the development and exploitation of projects. We expect that commodity prices will continue to fluctuate significantly in the future.

Our interests are held in the form of leases that we may be unable to retain.

The interest in our property are held under leases and working interests in leases. If we or the holder of a lease fails to meet the specific requirements of the lease regarding delay or non-payment of rental payments or we or the holder of the lease fail to meet the minimum level of evaluation some or all of our leases may terminate or expire. There can be no assurance that any of the obligations required to maintain each lease will be met. The termination or expiration of our leases or the working interests relating to leases may reduce our opportunity to exploit a given prospect for oil production and thus have a material adverse effect on our business, results of operation and financial condition.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States, Canada, or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitability.

If we are unable to hire and retain key personnel, we may not be able to implement our plan of operation and our business may fail.

Our success will be largely dependent on our ability to hire and retain highly qualified personnel. This is particularly true in the highly technical businesses of mineral and oil and gas exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or we may fail to retain such employees after they are hired. At present, we have not hired any key personnel. Our failure to hire key personnel when needed will have a significant negative effect on our business.

Our executive officers have other business interests, and as a result, they may not be willing or able to devote a sufficient amount of time to our business operations, thereby limiting the success of our company.

Robert Kinloch and Donald Kinloch presently spend approximately 60% and 20% of their business time, respectively on business management services for our company. At present, both Robert and Donald Kinloch spend a reasonable amount of time in pursuit of our company’s interests. Due to the time commitments from Robert and Donald Kinloch’s other business interests, however, they may not be able to provide sufficient time to the management of our business in the future and our business may be periodically interrupted or delayed as a result of their other business interests.

Risks Relating to Our Common Stock

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our articles of incorporation authorize the issuance of up to 750,000,000 shares of common stock with a par value of $0.001 per share. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will reduce the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Our common stock is illiquid and shareholders may be unable to sell their shares.

There is currently a limited market for our common stock and we can provide no assurance to investors that a market will develop. If a market for our common stock does not develop, our shareholders may not be able to re-sell the shares of our common stock that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment or changes in earnings estimates by analysts may cause the price of our common shares to fluctuate substantially. In addition, stock prices for junior oil and gas companies fluctuate widely for reasons that may be unrelated to their operating results. These fluctuations may adversely affect the trading price of our common shares.

Penny stock rules will limit the ability of our stockholders to sell their stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of our development. We are engaged in the business of identifying, acquiring, exploring and developing commercial reserves of oil and gas. Our properties are in the exploration stage only and are without known reserves of oil and gas. Accordingly, we have not generated any material revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set forth herein. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Risks Related to Our Company

Our by-laws contain provisions indemnifying our officers and directors.

Our by-laws provide the indemnification of our directors and officers to the fullest extent legally permissible under the Nevada corporate law against all expenses, liability and loss reasonably incurred or suffered by him in connection with any action, suit or proceeding. Furthermore, our by-laws provide that our board of directors may cause our company to purchase and maintain insurance for our directors and officers, and we have implemented director and officer insurance coverage.

Our by-laws do not contain anti-takeover provisions and thus our management and directors may change if there is a take-over of our company.

We do not currently have a shareholder rights plan or any anti-takeover provisions in our by-laws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company. If there is a take-over of our company, our management and directors may change.

Because most of our directors and officers are residents of other countries other than the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our directors and officers.

Most of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.50. The following table sets forth the uses of proceeds assuming the sale of 15%, 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

Our plan of operation for the next 12 months will remain fundamentally unchanged whether we raise the maximum amount of $3,000,000 or some lesser amount. However, if we raise less than the maximum, we may be required to reduce the amount we can spend. If we raise less than the maximum, we intend to focus our spending on drilling and production costs associated with the Farmout Agreement with SEPL and/or possible acquisitions of further oil and gas leases.

Our plan, at different share sales levels is as follows (in order of priority):

Percent of maximum offering	If 15% of Shares Sold	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Amount raised	$450,000	$750,000	$1,500,000	$2,250,000	$3,000,000
Allocation
Offering expenses	$100,000	$100,000	$100,000	$100,000	$100,000
Drilling and Production Costs	$350,000	$650,000	$1,100,000	$1,850,000	$2,600,000
Working capital	$0	$0	$300,000	$300,000	$300,000

In the table provided above, the categories of expenditures consist of the following:

Offering Expenses

This expenditure item refers to the costs and expenses payable by our company in connection with the issuance and distribution of the securities being registered hereunder and the preparation of the registration statement.

Drilling and Production Costs

This expenditure item refers to costs and expenses relating to the drilling of an initial test well in connection with our Farmout Agreement with Southeastern Pipe Line Company.

Acquisition Costs

This expenditure item refers to costs and expenses relating to possible acquisitions of further oil and gas leases.

Working Capital

This expenditure item refers to the following:

(1)	accounting and auditing costs associated with our continuing reporting obligations under the Securities Exchange Act of 1934, including the cost of bookkeeping and audit and reviews;

(2)	legal costs associated with preparing and filing our periodic reports, in negotiating contracts on our behalf and in performing similar services on an as-needed basis; and,

(3)

The costs related to operating our office including rent, telephone, office supplies, personnel, printing fees, registration fees, transfer agent fees and similar expenses, including small miscellaneous costs that have not otherwise been listed, such as bank service charges and sundry items.

Our allocation of the net proceeds of this offering is only an estimate and is based on our current plans, our understanding of the industry and current economic conditions, as well as assumptions about our future revenues and expenditures.

Warrants, Rights and Convertible Securities

Other than as disclosed below, there are no outstanding warrants, rights or convertible securities as of October 7, 2010.

  In August, 2009, we granted an aggregate of 145,000 non-qualified options to acquire shares of our common stock at an exercise price of $0.40 per share to certain of our officers, employees and consultants under the 2009 Stock Option Plan.

  On November 26, 2009, we entered into a subscription agreement with Robert Kinloch pursuant to which Mr. Kinloch purchased one convertible debenture (the “Debenture”) in the aggregate principal amount of $100,000 in settlement of $100,000 of outstanding debt owed by the Company to Mr. Kinloch. The Debenture is convertible into shares of the Company’s common stock at a deemed conversion price per share of $0.30 for an aggregate purchase price of $100,000. The Debenture is payable on demand, and bears interest at the rate of 8% per annum, payable on the date of conversion of the Debenture. Interest is calculated on the basis of a 360-day year and accrues daily commencing on the date the Debenture is issued until payment in full of the principal amount, together with all accrued and unpaid interest and other amounts which may become due have been made.

  On September 23, 2010 we made the following grants of stock options: Robert Kinloch, our sole director and an executive officer of the Company, received an option to acquire 700,000 shares of our common stock at a price of $1.05 until August 20, 2015, and Donald Kinloch, an executive officer of the Company, received an option to acquire 400,000 shares of our common stock at a price of $1.05 until August 20, 2015.

DETERMINATION OF OFFERING PRICE

Common Equity

The price of $1.50 per share of common stock is not based on past earnings, nor is the price of our shares indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business. The offering price of $1.50 per share was arbitrarily determined by us based on our assessment of what the market would support in order for us to raise proceeds, of $3,000,000. Among the factors considered were:

  our business plan and stage of development;

  the cash requirements associated with our operations under the Farmout Agreement with Southeastern Pipelines Inc.;

  our relative working capital requirements.

The offering price of the shares of our common stock does not necessarily bear any relationship to our assets, book value, past operating results, financial condition or any other established criteria of value. The offering price should not be regarded as an indicator of the future market price of the shares.

Our common stock is quoted on the Financial Industry Regulatory Authority’s OTC Bulletin Board under the symbol “MVRM.OB”. On October 6, 2010 the closing sale price for our common stock as reported by the OTC Bulletin Board was $1.60 per share.

DILUTION

“Dilution” represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. “Net tangible book value” is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.

We are offering our shares of common stock at a price per share that is significantly more than the price per share paid by our current shareholders for our common stock. We are offering for sale up to 2,000,000 shares of common stock. Because we have arbitrarily set the price higher than the book value of the existing shares, the net tangible book value of all the shares after the distribution of shares pursuant to this offering will be lower than the price of the shares pursuant to this offering. As a result, if you purchase shares in this offering, you will experience immediate and substantial dilution.

Donna Rose beneficially owns 9,713,071 shares of our common stock or 83.7% of our issued and outstanding common stock as of the date of this prospectus through her affiliated companies Senergy Partners LLC and Art Brokerage, Inc. Since 2005, Donna Rose, has been a principal investor in the Company. During 2005 and 2006 we endured a period where for various reasons we were unable to complete a number of business acquisitions and subsequently lost our quotation on the FINRA over-the-counter bulletin board. During this time Donna Rose emerged as the principal financier that was willing to fund the Company until we had a successful venture. Because of her history of funding the Company since 2005 and due to the Company’s need for additional funding, the Company agreed, pursuant to the recent agreements outlined below, to allow Donna Rose to become a major stockholder in Maverick provided she agreed to release us from debts owing to her affiliates and provided us with funds which we intend to use to fund the drilling of our initial test well and/or operating expenses. Over the past two years we have entered into the following transactions with Donna Rose and/or her affiliated companies Art Brokerage, Inc. and Senergy Partners LLC:

  On February 13, 2009, we issued 8,900,000 (post-split) shares of our common stock at a deemed price of $0.05 per share in settlement of a $447,500 debt owed to Senergy Partners LLC. Also on February 13, 2009, we entered into a loan agreement with Senergy pursuant to which we received a revolving loan of up to $1,000,000 (the “Credit Facility”). In connection with our entry into the Credit Facility and Debt Settlement Agreement with Senergy, on February 13, 2009 we entered into an Assignment and Assumption Agreement with Senergy and Art Brokerage, Inc. pursuant to which Art Brokerage assigned to Senergy all its right, title and interest to a debt (the “Assigned Debt”) of $447,500 owed by the Company to Art Brokerage. In February, 2009, prior to the entry into the Credit Facility and the Debt Settlement Agreement, and in connection with the negotiation of these agreements, a majority shareholder of Maverick agreed to return to treasury 2,000,000 post-split shares of Maverick’s issued and outstanding common stock held by him. As a result of these transactions Senergy acquired 8,950,000 post-split shares of common stock.

  On September 24, 2009, we entered into a Debt Settlement and Subscription Agreement with Art Brokerage, Inc. pursuant to which we issued Art Brokerage 436,000 restricted post-split shares of the Company’s common stock at a deemed value of $0.50 per share in settlement of outstanding debt owed to Art Brokerage in the amount of $218,000.

  On September 7, 2010, we entered into a debt settlement and subscription agreement with Art Brokerage, Inc. pursuant to which the Company issued 725,971 shares of common stock of the Company at a deemed price of $1.05 per share in settlement of $762,269 of outstanding debt owed by the Company to Art Brokerage, Inc.

  On September 20, 2010, we entered into a loan agreement (the “Loan Agreement”) with Art Brokerage, Inc. (“Art Brokerage”), pursuant to which Art Brokerage provided the Company with a non-revolving term loan in the principal amount of $2,400,000 having an interest rate of 5% per annum. The loan matures on April 1, 2015. As a condition of the Loan Agreement, the Company agreed to enter into a general security agreement dated September 20, 2010 creating a security over the Company’s present and after-acquired personal property and over the Company’s real property and other assets. In addition and as further security of the Company’s indebtedness under the Loan Agreement, the Company and Art Brokerage entered into a pledge and security agreement dated September 20, 2010, pursuant to which the Company agreed to pledge to Art Brokerage a first priority security interest in all of the shares of capital stock of Eskota Energy Corporation, the wholly owned subsidiary of the Company, and all proceeds with respect to such stock.

  In connection with the negotiation of the Loan Agreement with Art Brokerage, we were required to enter into an amendment to our existing loan with Senergy Partners LLC. Under the terms of the amendment agreement dated September 15, 2010, entered into by the Company with Senergy Partners LLC, the parties agreed that if Art Brokerage entered into a loan agreement with the Company with respect to a loan of $2,400,000, the existing loan agreement between the parties dated February 13, 2009 providing for up to $1,000,000 in principal to the Company would be amended to provide that upon entry into the Loan Agreement the outstanding balance of principal and accrued interest under the Senergy loan could not exceed a maximum limit of $500,000.

Our sole director holds beneficially owns 773,623 shares of our common stock or 6.2% of our issued and outstanding common stock as of the date of this prospectus. This consists of 73,623 shares held by him directly and options to acquire an additional 700,000 shares of our common stock at a price of $1.05. On November 26, 2009, we entered into a subscription agreement with Robert Kinloch pursuant to which Mr. Kinloch purchased a convertible debenture in the aggregate principal amount of $100,000 in settlement of $100,000 of outstanding debt owed by the Company to Mr. Kinloch. The Debenture is convertible into shares of the Company’s common stock at a deemed conversion price per share of $0.30. The Debenture may only be converted into shares on 61 days notice to the Company.

If you purchase our shares of common stock in this offering, you will suffer an immediate dilution in the value of shares that you purchase. As at June 30, 2010 the net tangible book value deficit of our company was $0.07 per share of common stock based upon 10,476,721 shares of common stock outstanding. The net tangible book value of our company is calculated by dividing the total capital deficit of $761,634 as at June 30, 2010 by the outstanding shares of common stock of 10,476,721 as at June 30, 2010. As adjusted for share transactions which have occurred subsequent to June 30, 2010 through the date of this prospectus, the pro forma net tangible book value of our company before the offering was $0.04 per share of common stock based upon 11,602,617 shares of common stock outstanding. The pro forma net tangible book value of our company before the Offering is calculated by dividing the total pro forma stockholders’ equity of $403,760 by the pro-forma outstanding shares of common stock of 11,602,617. If we are successful in selling all of the 2,000,000 shares of common stock that we are offering to sell in this offering, the pro forma net tangible book value of our company would be $3,303,760, or approximately $0.24 per share of common stock, which would represent an immediate increase of $0.20 in net tangible book value per share of common stock.

Comparative Data

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Shares Sold	500,000	1,000,000	1,500,000	2,000,000
Net Proceeds	$650,000	$1,400,000	$2,150,000	$2,900,000
Total Shares Outstanding	12,102,617	12,602,617	13,102,617	13,602,617
Offering price(1)	$1.50	$1.50	$1.50	$1.50
Historical net tangible book value (deficit) per share at June 30, 2010, before subsequent share issuances and before this offering(2)	($0.07)	($0.07)	($0.07)	($0.07)
Pro forma effect of subsequent share issuances on historical net tangible book value at June 30, 2010 before this offering(3)	$ 0.11	$ 0.11	$ 0.11	$ 0.11
Pro forma historical net tangible book value at June 30, 2010, before this offering(4)	$0.04	$0.04	$ 0.04	$ 0.04

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Increase in net tangible book value per share at June 30, 2010 attributable to new investors(5)	$0.06	$ 0.11	$ 0.16	$ 0.20
Adjusted net tangible book value per share at June 30, 2010 after this offering(6)	$0.10	$0.15	$0.20	$0.24
Dilution per share to new investors in this offering (7)	$ 1.40	$ 1.35	$ 1.30	$ 1.26

(1)	Offering price per share of common stock.

(2)

The historical net tangible book value per share at June 30, 2010, before subsequent share issuances is determined by dividing the number of shares of common stock outstanding on June 30, 2010 into the net tangible book value (deficit) of our company on June 30, 2010.

(3)

The pro forma historical net tangible book value at June 30, 2010, before this offering is determined by deducting the historical net tangible book value (deficit) per share at June 30, 2010, before subsequent share issuances (see note 2) and before this offering from the pro forma historical net tangible book value at June 30, 2010, before this offering (see note 4).

(4)

The pro forma historical net tangible book value at June 30, 2010, before this offering is determined by dividing the pro forma adjusted before the offering number of shares of common stock that will be outstanding before into the pro forma adjusted before the offering net tangible book value before the offering adjusted for the effect of subsequent share issuances.

(5)

The increase in net tangible book value per share attributable to new investors is derived by taking the adjusted net tangible book value per share at June 30, 2010 after this offering (see note 6), and subtracting from it the pro forma historical net tangible book value at June 30, 2010, before this offering (see note 4).

(6)

The adjusted net tangible book value per share at June 30, 2010 after this offering is determined by taking the pro forma adjusted after the offering net tangible book value divided by the number of shares of common stock outstanding after the offering.

(7)	The dilution to new investors in this offering is determined by subtracting the adjusted net tangible book value per share at June 30, 2010 after this offering (see note 6) by the offering price.

CAPITALIZATION

The following table sets for the capitalization of the Company as of June 30, 2010, (i) on a historical basis, (ii) on a pro forma before offering basis, adjusted to give effect to (a) a debt settlement with Art Brokerage, Inc. on September 7, 2010 pursuant to which the Company issued 725,971 shares of common stock of the Company at a deemed price of $1.05 per share in settlement of $762,269 of outstanding debt owed by the Company to Art Brokerage, Inc., (b) a debt settlement with David Steiner Primary Trust (“Steiner”) on July 19, 2010 whereby we agreed to issue 49,925 shares of our common stock to Steiner in settlement of the Convertible Debenture dated December 11, 2009 in the principal amount of $35,625 and outstanding interest to July 19, 2010 of $1,778, and (c) a data purchase agreement (the “Agreement”) with two individuals (collectively the “Vendors”), pursuant to which the Company agreed to purchase from the Vendors geologic data relating to certain oil and gas mineral leases located in Texas, including among other things: electric logs, seismic work, seismic reprocessing, data from the Texas Railroad Commission. In consideration for the acquisition of the geologic data from the Vendors the Company agreed to issue an aggregate of 350,000 shares of the common stock of the Company to the Vendors and (iii) on a pro forma basis after offering basis, to give effect to (a) the 2,000,000 shares issued at $1.50 in connection with this Prospectus.

	June 30, 2010
	Actual	Pro forma before offering (1)	Pro forma after offering (2)

Current portion of long-term debt	$751,069	$-	$-
Convertible debt	$135,625	$100,000	$100,000
Long-term debt, less current portion	$357,750	$357,750	$357,750
Shareholders’ Equity
Shares of Common Stock authorized:
750,000,000 common shares at $0.001 par Issued and fully paid 10,476,721 (pro forma before offering – 11,602,617) and (pro forma after offering – 13,602,617)	$10,477	$11,603	$13,603
Additional paid-in-capital	$4,604,455	$6,039,566	$8,937,566
Deficit, accumulated during the exploration stage	$(5,377,439)	$(5,648,282)	$(5,648,282)
Accumulated Other Comprehensive Income	$873	$873	$873
Total Shareholders’ Equity (Capital Deficit)	$(761,634)	$403,760	$3,303,760
Total Capitalization	$(403,884)	$761,510	$3,661,510

PLAN OF DISTRIBUTION

We are offering up to 2,000,000 shares of common stock of our company on a best efforts basis. The offering price is $1.50 per share. There is no minimum number of shares that we have to sell in this offering. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us. The offering will be for a period of 90 days from the date of this prospectus and may be extended for an additional 90 days if we choose to do so.

Only after the Securities and Exchange Commission declares our registration statement effective, do we intend to advertise and hold investment meetings in various states where the offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in our company and in a possible investment in the offering.

We intend to sell the shares in this offering through Robert J. Kinloch, one of our executive officers and sole director. Mr. Kinloch will not be paid any commissions for his efforts to offer and sell these shares on our behalf. To date, we have sold the shares primarily through the efforts of Mr Kinloch.

We have not utilized the Internet to advertise our offering, however, prospective investors may visit our website, www.maverickminerals.com, to learn more about our business.

Offering Period and Expiration Date

This offering will commence on the date of this prospectus and continue for 90 days. We may at our option extend the offering period for additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

  Execute and deliver a subscription agreement; and,

  Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Maverick Minerals Corporation.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Regulation M

Our officers and directors and the employees of Maverick Minerals Corporation will not be purchasing any of the shares of common stock offered by us in this offering. They will comply with the provisions of Regulation M. Other than the foregoing, no consideration has been given to the compliance of Regulation M of the Securities Exchange Act of 1934. Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering, while easing regulatory burdens on offering participants.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common and Preferred Shares

Our authorized capital stock consists of 850,000,000 shares designated as follows: 750,000,000 Shares of common stock and 100,000,000 Preferred shares.

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power. According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum), except for the election of directors, is to be the act of our stockholders. Our bylaws provide that stockholders holding at least 10% of the shares entitled to vote, represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Dividends

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

As of the date of this prospectus, we have not paid any dividends to shareholders. The declaration of any future dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock. Our common stock, after the fixed consideration thereof has been paid or performed, are not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors including any bylaws adopted by our stockholders, but our stockholders may from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid. Our articles of incorporation and bylaws exempt our common stock from these provisions.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

  20% or more but less than 33 1/3%;

  33 1/3% or more but less than or equal to 50%; or

  more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws exempt us from these provisions.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Holders of our Common Stock

As of October 7, 2010 there were approximately 146 registered holders of record of our common stock. As of such date there were 11,602,617 shares issued and outstanding.

Stock Transfer Agent

The transfer agent for our common stock is Pacific Stock Transfer Company. Its address is 4045 South Spencer Street, Las Vegas, NV Suite 403, 89119.

EXPERTS & COUNSEL

The consolidated financial statements as of December 31, 2009 and 2008 and for each of the two years in the period ended December 31, 2009 and for the period from inception (April 23, 2003) to December 31, 2009 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO Canada LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting. Clark Wilson LLP has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

INTERESTS OF NAMED EXPERTS & COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of shares of common stock being registered or upon other legal matters in connection with the registration or offering of the shares of common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in our company or any of our subsidiaries. Nor was any such person connected with our company, or any of our subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Description of Business

Corporate History

We were incorporated in the State of Nevada on August 27, 1998 under the name “Pacific Cart Services Ltd.” Following our incorporation, we pursued opportunities in the business of franchising fast food distributor systems.

We were not successful in implementing our business plan as a fast food distributor systems business. As management of our company investigated opportunities and challenges in the business of being a fast food distributor systems company, management realized that the business did not present the best opportunity for our company to realize value for our shareholders. Accordingly, we abandoned our previous business plan.

On March 22, 2002, we changed our name to Maverick Minerals Corporation to reflect our change in focus to holding and developing mineral and resource projects. We are an exploration stage company that has not yet generated or realized any revenues from our business operations.

From November 2001 until February 2003, we held a 100% interest in the Silver, Lead, Zinc, Keno Hill mining camp in Yukon, Canada through our then subsidiary, Gretna Capital Corporation. Despite a tenure marked by historic maintenance cost reductions and extensive research into a new hydrometallurgical approach to production and environmental remediation at the mine site, the project endured through a period of low commodity prices. On January 1, 2003 we defaulted on a payment of CDN$1,050,000 required under an agreement of purchase and sale for the acquisition of an interest in the project. Due to the default, the Company was divested of its claims by its creditors by way of court action which culminated on February 14, 2003.

On April 21, 2003 we closed a transaction, as set out in the Purchase Agreement with UCO Energy Limited to purchase the outstanding equity of UCO Energy Corporation (“UCO”). To facilitate the transaction, we issued 3,758,040 shares of common stock (post 10 for 1 reverse split) in exchange for all the issued and outstanding common shares of UCO. As a result of the transaction, the former shareholders of UCO held approximately 90% of the issued and outstanding common shares of Maverick. A net distribution of $944,889 was recorded in connection with the common stock of Maverick for the acquisition of UCO in respect of the Company’s net liabilities at the acquisition date. UCO was in the business of pursuing opportunities in the coal mining industry. From July 7, 2003 until March 5, 2004, we were engaged in the waste coal recovery business by way of a lease agreement at the Old Ben Mine near Sesser, Illinois. We extracted coal fines from holding ponds with a leased dredge and subsequently dried them in a fines plant and sold the dried product to an electrical utility. The operation was conducted in our wholly owned subsidiary UCO.

Effective March 5, 2004, we were in default of our lease agreement that granted access to the waste coal. The default was a function of an equipment malfunction and an equipment lease default. Extensive efforts to refinance our coal recovery activities were undertaken post default in an effort to return to production. These efforts proved unsuccessful. In April, 2004 Maverick instituted new management at the annual meeting of its wholly-owned subsidiary, UCO Energy Corp. Subsequent to these events, our subsidiary reached a settlement agreement with the lessor of the coal lands and the lessor of our dredging equipment. The settlement provided for a mutual release between our subsidiary and each lessor independently.

Maverick incorporated a wholly-owned subsidiary, Eskota Energy Corporation, Inc. (“Eskota”) a Texas company, in August, 2005. Eskota entered into an Assignment Agreement with Veneto Exploration LLC of Plano, Texas (“Veneto”) on August 18, 2005 pursuant to which we acquired certain petroleum and natural gas rights and leases, known as the S. Neill Unitized lease (the “Eskota Leases”) comprising a 100% working interest in a 75%+/- NRI in approximately 6,000 acres in central Texas approximately 9 miles east of the town of Sweetwater, in exchange for a $1,400,000 note payable. An additional $375,000 cash was paid by the Company for the acquisition of the Eskota Leases.

Eskota was to receive all revenue earned under the above noted leases. Eskota agreed to contribute not less than $400,000 towards capital improvements on the said lease and equipment during the first twelve months after closing. The parties agreed to negotiate a reasonable covenant to ensure these expenditures were made. A note payable was signed on August 31, 2005 between Eskota and Veneto whereby Eskota promised to pay Veneto $700,000 before August 31, 2006, and $700,000 by May 31, 2007. In light of the above deadlines and the fact that the purchase price was predicated partially on down hole success from the initial re-works, management determined that it was not prudent to proceed with further investment on the property and that settlement discussions should begin with Veneto for a mutual release and return of the property and retirement of the promissory note of $1,400,000 issued by the Company. The effect of the initial failure to increase production from the first two attempts to restore the existing wells was reflected in an asset impairment charge taken by the Company of $419,959 on its fiscal year end financial statements dated December 31, 2005.

In June 2005, the Company cancelled 5,437,932 (post 10 for 1 reverse split) shares of common stock, under an agreement with certain stockholders, which included former stockholders of UCO Energy Corporation, and two other stockholders including the CEO of the Company. The former stockholders of UCO Energy Corporation surrendered the majority of the shares which was approximately 95% of the total shares of common stock that they held at the time. As a result of the share cancellation, one single common stockholder emerged as the majority stockholder with approximately 76% of the total issued and outstanding common shares.

In December 2005, Veneto gave notice to Eskota and Eskota’s customers, to direct any cash payments relating to the Eskota Leases to Veneto directly as a result of non-payment of various payables by Eskota in relation to the Eskota Leases. As a result of this action, all revenues generated from the Eskota Leases were recognized by Veneto, and any expenses and obligations arising from the Eskota Leases after the notice was given, were assumed by Veneto. As a result, Eskota did not recognize revenue or operating expenses from the Eskota Leases during the year ended December 31, 2006.

On December 14, 2009, we entered into a farmout agreement (the “Farmout Agreement”) with Southeastern Pipe Line Company (“SEPL”) pursuant to which we acquired the right to earn an interest in certain oil and gas mineral leases located in Fort Bend and Wharton Counties, Texas (collectively, the “Leases”) and to the lands covered thereby.

Our Business

We are currently an exploration stage company engaged in the acquisition, exploration, and development of prospective oil and gas properties. Our current business focus is to implement the terms of the Farmout Agreement pursuant to which we intend to earn an interest in certain oil and gas mineral leases located in Fort Bend and Wharton Counties, Texas owned by Southeastern Pipe Line Company (“SEPL”). Our initial operations during the next quarter are to locate suitable locations to drill, drilling, and determining if an initial test well is viable. If the well is viable we intend to develop the well and earn an interest in the mineral leases which are the subject of the Farmout Agreement. If the well is not viable, we intend to plug and abandon the well. Our anticipated 2010 drilling program is expected to target the Wilcox Trend, a vast depositional sand zone with a history of natural gas and condensate production. The Wilcox Trend is articulated into the upper, middle, and lower Wilcox. We intend to target the middle Wilcox to a depth of between 12,500 and 13,500 feet.

Concurrent with our entry into the Farmout Agreement, we acquired from a consulting geologist, detailed proprietary geology on the property subject to the Farmout Agreement. The dataset includes seismic and geological interpretations of the underlying geology from historic data. In addition, we obtained access to log data from a well drilled to 12,200 feet in 2003 on the Farmout acreage.

On December 14, 2009, we entered into a farmout agreement with Southeastern Pipe Line Company pursuant to which we acquired the right to earn an interest in certain oil and gas mineral leases located in Fort Bend and Wharton Counties and to the lands covered thereby (collectively, the “Leases”). The Farmout Agreement is subject to certain conditions, including the following:

(i)	Payment of a non-refundable fee of $350,000 to SEPL (the “Fee”), which fee has been paid;

(ii)

Commencement of continuous and actual drilling operations on an oil or gas well (the “Initial Test Well”) to an objective formation (as such term is defined in the agreement) on the undeveloped Leases on or prior to December 14, 2010 (the “Completion Date”);

(iii)	Completion of drilling on every drillable tract of the undeveloped Leases prior to commencing drilling operations on the developed Leases;

(iv)

Completion of the drilling of at least four wells on the undeveloped acreage to the objective formation and commence commercial production on such wells within 120 days after completion of drilling with the option to pay $250,000 per well to opt out of the requirement to drill up to two of the four wells;

(v)

Upon earning the interest in the Leases, Maverick agrees to enter into a Joint Operating Agreement in the form of AAPL 610 Model Form 1989 with 2005 COPAS accounting procedure to govern operations by the parties on the Leases, and SEPL agrees to assign its 100% interest in the Leases to Maverick subject to reserving an overriding royalty interest equal to the difference between all the existing lease burdens of record in effect as of October 7, 2009 and 30%, thereby delivering to Maverick a 70% net royalty interest in the Leases; and

(vi)

Maverick granting an option to SEPL pursuant to which SEPL, may, after all drilling and completion costs have been recovered by Maverick, back-in 25% of an eight-eighths working interest (subject to proportionate reduction if Maverick’s acreage covers less than the entirety of the mineral interest under the proration spacing unit drilled), on a well-by-well basis.

Pursuant to the terms of the Farmout Agreement, if we fail to commence the drilling operations on the Initial Test Well by the Completion Date, the agreement terminates immediately and the Company forfeits the Fee paid. Provided we establish commercial production and meet the earning requirements for the Initial Test Well, we have an option to develop additional wells (“Subsequent Wells”) within one hundred and eighty days after the completion of the Initial Test Well, substitute Initial Test Well or a Subsequent Well. Also, pursuant to the terms of the agreement we agreed to indemnify SEPL and its affiliates from all claims arising from the drilling or operations of the Initial Test Well or any Subsequent Well.

Competition

We are an exploration stage company engaged in the acquisition of a prospective mineral or oil and gas properties. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

We also compete with other junior oil and gas exploration companies for financing from a limited number of investors that are prepared to make investments in junior resource exploration companies. The presence of competing junior oil and gas exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the oil and gas properties under investigation and the price of the investment offered to investors.

We also compete with other junior and senior oil and gas resource exploration companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Compliance with Government Regulation

Our business is subject to various federal, state and local laws and governmental regulations that may be changed from time to time in response to economic or political conditions. We are required to comply with the environmental guidelines and regulations established at the local levels for our field activities and access requirements on our permit lands and leases. Any development activities, when determined, will require, but not be limited to, detailed and comprehensive environmental impact assessments studies and approvals of local regulators.

Environmental legislation provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with the mining and oil and gas industries which could result in environmental liability. A breach or violation of such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental assessments are increasingly imposing higher standards, greater enforcement, fines and penalties for non-compliance. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies, directors, officers and employees. The cost of compliance in respect of environmental regulation has the potential to reduce the profitability of any future revenues that our company may generate.

Description of Properties

Executive Offices

Our principal business offices are located at 2501 Lansdowne Ave., Saskatoon, Saskatchewan, Canada S7J 1H3. These premises are provided to us without cost by our president, Robert Kinloch. Our offices consist of approximately 200 square feet. We believe that our current lease arrangements provide adequate space for our current needs. If the Company received successful results from the drilling of the initial test well under the Farmout Agreement, the Company intends to expand its executive offices to accommodate future growth.

Acquisition of East Bernard Prospect Properties

On December 14, 2009, we entered into a farm out agreement with Southeastern Pipe Line Company pursuant to which we acquired the right to earn an interest in the following oil and gas mineral leases located in Fort Bend and Wharton Counties, Texas covering approximately 4,570 acres of land (collectively, the “Leases”):

Undeveloped Acreage – Fort Bend and Wharton County

Lease No.	Date of Lease	Location
TX157-0025-01	July 20, 2003	Fort Bend County, Texas
TX157-0025-02	October 25, 2000	Fort Bend County, Texas
TX157-0025-03	October 11, 2000	Fort Bend County, Texas
TX157-0025-04	October 26, 2000	Fort Bend County, Texas
TX157-0025-05	January 22, 2002	Fort Bend County, Texas
TX157-0025-06	May 23, 2001	Fort Bend County, Texas
TX157-0025-07	May 23, 2001	Fort Bend County, Texas
TX157-0025-08	May 23, 2001	Fort Bend County, Texas
TX157-0025-09	April 21, 2004	Fort Bend County, Texas
TX157-0025-10	April 21, 2004	Fort Bend County, Texas
TX157-0026	July 27, 2000	Fort Bend County, Texas
TX157-0027	August 18, 2000	Fort Bend County, Texas
TX157-0028	August 25, 2000	Fort Bend County, Texas
TX157-0029-01	August 25, 2000	Fort Bend County, Texas
TX157-0029-02	August 25, 2000	Fort Bend County, Texas
TX157-0030	October 24, 2000	Fort Bend County, Texas
TX157-0031	December 11, 2003	Fort Bend County, Texas
TX157-0032	December 17, 2003	Fort Bend County, Texas
TX157-0033	January 21, 2003	Fort Bend County, Texas
TX157-0034	January 21, 2003	Fort Bend County, Texas
TX157-0035	January 27, 2003	Fort Bend County, Texas
TX157-0036	February 25, 2003	Fort Bend County, Texas
TX157-0037	February 14, 2003	Fort Bend County, Texas
TX157-0038	February 14, 2003	Fort Bend County, Texas
TX157-0039	February 27, 2003	Fort Bend County, Texas
TX157-0040-02	March 21, 2003	Fort Bend County, Texas
TX157-0040-03	March 21, 2003	Fort Bend County, Texas
TX157-0040-04	March 21, 2003	Fort Bend County, Texas
TX157-0044	January 28, 2004	Fort Bend County, Texas
TX157-0045	March 23, 2000	Fort Bend County, Texas
TX481-0024	August 15, 1995	Fort Bend County, Texas and Wharton County, Texas
TX481-0021-01	June 2, 1995	Wharton County, Texas
TX481-0021-02	June 2, 1995	Wharton County, Texas
TX481-0021-03	June 2, 1995	Wharton County, Texas
TX481-0021-04	June 2, 1995	Wharton County, Texas
TX481-0022-01	November 10, 1998	Wharton County, Texas
TX481-0022-03	December 4, 1998	Wharton County, Texas
TX481-0022-04	December 4, 1998	Wharton County, Texas
TX481-0022-05	June 26, 1999	Wharton County, Texas
TX481-0022-06	July 22, 1999	Wharton County, Texas
TX481-0024	August 15, 1995	Wharton County, Texas and Fort Bend County, Texas
TX481-0029	September 3, 1982	Wharton County, Texas
TX481-0030	October 21, 1977	Wharton County, Texas
TX481-0031-01	August 6, 1977	Wharton County, Texas
TX481-0031-02
TX481-0031-03

Developed Acreage – Fort Bend and Wharton County

Lease Name	Date of Lease	Location	Number of
			Acres
A.T. LEVERIDGE #4 (U# 423)	July 4, 1993	Fort Bend County, Texas	323.4375
A.T. LEVERIDGE #11 (U#428)

A.T. LEVERIDGE #4 (U# 423)	February 1, 1994	Fort Bend County, Texas	21.5625
A.T. LEVERIDGE #11 (U#428)

A.T. LEVERIDGE #4 (U# 423)	October 1, 1996	Fort Bend County, Texas	7
A.T. LEVERIDGE #11 (U#428)

A.T. LEVERIDGE #5 (U#424)	July 4, 1993	Fort Bend County, Texas	330
A.T. LEVERIDGE #5 (U#424)	February 1, 1994	Fort Bend County, Texas	22
A.T. LEVERIDGE #6 (U# 425)	July 4, 1993	Fort Bend County, Texas	37.5
A.T. LEVERIDGE #6 (U# 425)	February 1, 1994	Fort Bend County, Texas	2.5
A.T. LEVERIDGE #8 (U# 426)	July 4, 1993	Fort Bend County, Texas	37.5
A.T. LEVERIDGE #8 (U# 426)	February 1, 1994	Fort Bend County, Texas	2.5
A.T. LEVERIDGE #10 (U#427)	July 4, 1993	Fort Bend County, Texas	37.5
A.T. LEVERIDGE #10 (U#427)	February 1, 1994	Fort Bend County, Texas	2.5
A.T. LEVERIDGE #12 (U# 444)	April 4, 2003	Fort Bend County, Texas	37.5
A.T. LEVERIDGE #12 (U# 444)	January 15, 2004	Fort Bend County, Texas	2.5
A.T. LEVERIDGE #1 (U# 421)	November 12, 1959	Wharton County, Texas	254.23
A.T. LEVERIDGE #1 (U# 421)	August 31, 1981	Wharton County, Texas	3.17
A.T. LEVERIDGE #2T (U#422)	September 7, 1960	Wharton County, Texas	79
A.T. LEVERIDGE #2T (U#422)	November 12, 1959	Wharton County, Texas	113.16
A.T. LEVERIDGE #2T (U#422)	August 31, 1960	Wharton County, Texas	80
A.T. LEVERIDGE #2T (U#422)	August 31, 1981	Wharton County, Texas	6.83
M. DORRIS LEVERIDGE UNIT 1 #1-A (U# 429)	December 13, 1974	Wharton County, Texas	127.60
M. DORRIS LEVERIDGE UNIT 1 #1-A (U# 429)	October 15, 1975	Wharton County, Texas	23
DORRIS M. LEVERIDGE #2-T (U# 430)	December 13, 1974	Wharton County, Texas	30.41
DORRIS M. LEVERIDGE #2-T (U# 430)	October 15, 1975	Wharton County, Texas	46.99
M. DORRIS LEVERIDGE UNIT #3 (U# 431)	October 15, 1975	Wharton County, Texas	42.29
M. DORRIS LEVERIDGE UNIT #3 (U# 431)	October 15, 1975	Wharton County, Texas	23.06
M. DORRIS LEVERIDGE UNIT #3 (U# 431)	August 1, 1977 extension: June 16, 1980	Wharton County, Texas	520.40
M. DORRIS LEVERIDGE #4 (U# 432)	December 13, 1974	Wharton County, Texas	42
M. DORRIS LEVERIDGE #4 (U# 432)	October 15, 1975	Wharton County, Texas	42
W.C. LEVERIDGE MDL #1-A (U# 433)	October 15, 1975	Wharton County, Texas	22
W.C. LEVERIDGE MDL #1-A (U# 433)	October 15, 1975	Wharton County, Texas	18
W.C. LEVERIDGE M.D. #1-C (U# 434)	October 15, 1975	Wharton County, Texas	22
W.C. LEVERIDGE M.D. #1-C (U#- 434)	October 15, 1975	Wharton County, Texas	216.10
W.C. LEVERIDGE #2 (U# 435)	October 15, 1975	Wharton County, Texas	57.71
W.C. LEVERIDGE #2 (U# 435)	October 15, 1975	Wharton County, Texas	74.84
W.C. LEVERIDGE #2 (U# 435)	July 1, 1977 extension: March 19, 1980	Wharton County, Texas	194

Developed Acreage – Fort Bend and Wharton County

Lease Name	Date of Lease	Location	Number of
			Acres
W.C. LEVERIDGE #4 (U# 436)	August 1, 1977 extension: June 16, 1980	Wharton County, Texas	40
W.C. LEVERIDGE ‘A’ #5 (U# 437)	October 15, 1975	Wharton County, Texas	104.780
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U# 437)	August 1, 1977	Wharton County, Texas	70.220
W.C. LEVERIDGE ‘A’ #9 (U#438)	extension: June 16, 1980
W.C. LEVERIDGE ‘A’ #5 (U# 437)	December 19, 1990	Wharton County, Texas	37.21
W.C. LEVERIDGE ‘A’ #9 (U#438)	subject to lease August 13, 1996
W.C. LEVERIDGE ‘A’ #5 (U# 437)	February 18, 1991	Wharton County, Texas	30.763
W.C. LEVERIDGE ‘A’ #9 (U#438)	subject to lease August 13, 1996
W.C. LEVERIDGE ‘A’ #5 (U# 437)	January 2, 1991	Wharton County, Texas	33.808
W.C. LEVERIDGE ‘A’ #9 (U#438)	subject to lease August 13, 1996
W.C. LEVERIDGE ‘A’ #5 (U# 437)	December 28, 1990	Wharton County, Texas	9.015
W.C. LEVERIDGE ‘A’ #9 (U#438)	subject to lease August 13, 1996
W.C. LEVERIDGE ‘A’ #5 (U# 437)	January 29, 1991	Wharton County, Texas	8.21
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U# 437)	March 1, 1991	Wharton County, Texas	1.845
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U# 437)	March 1, 1991	Wharton County, Texas	0.461
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U# 437)	March 1, 1991	Wharton County, Texas	9.994
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U#437)	January 29, 1991	Wharton County, Texas	5.00
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U# 437)	May 19, 1994	Wharton County, Texas	0.2388
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U# 437)	May 19, 1994	Wharton County, Texas	0.2388
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U# 437)	May 19, 1994	Wharton County, Texas	0.2388
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U# 437)	May 19, 1994	Wharton County, Texas	0.2388
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U# 437)	May 18, 1994	Wharton County, Texas	2.30
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U# 437)	May 17, 1994	Wharton County, Texas	2.30
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U# 437)	May 18, 1994	Wharton County, Texas	2.30
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U# 437)	May 18, 1994	Wharton County, Texas	2.30
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U# 437)	May 18, 1994	Wharton County, Texas	2.30
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U# 437)	May 24, 1994	Wharton County, Texas	0.0796
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U# 437)	May 24, 1994	Wharton County, Texas	0.0796
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U# 437)	May 24, 1994	Wharton County, Texas	0.0796
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘A’ #5 (U# 437)	May 20, 1994	Wharton County, Texas	3.1045
W.C. LEVERIDGE ‘A’ #9 (U#438)

Developed Acreage – Fort Bend and Wharton County

Lease Name	Date of Lease	Location	Number of
			Acres
W.C. LEVERIDGE ‘A’ #5 (U# 437)	May 25, 1994	Wharton County, Texas	22.8955
W.C. LEVERIDGE ‘A’ #9 (U#438)
W.C. LEVERIDGE ‘B’ #6-C (U# 439)	August 1, 1977 extension: June 16, 1980	Wharton County, Texas	40.00
W.C. LEVERIDGE ‘C’ #7 (U# 440)	August 1, 1977 extension: June 16, 1980	Wharton County, Texas	40.00
A.T. LEVERIDGE 3T (U# 441)	October 15, 1975	Wharton County, Texas	18.01
A.T. LEVERIDGE 3T (U# 441)	December 13, 1974	Wharton County, Texas	1.99
A.T. LEVERIDGE 3T (U# 441)	July 20, 2005	Wharton County, Texas	10
A.T. LEVERIDGE 3T (U# 441)	November 12, 1959	Wharton County, Texas	6.83
W.C. LEVERIDGE ‘C’ #8 (U# 442)	August 1, 1977 extension: June 1, 1980	Wharton County, Texas	40
W.C. LEVERIDGE ‘C’ #10 (U# 443)	August 1, 1977 extension: June 16, 1980	Wharton County, Texas	40
A.M. WALLACE #1 (U# 445)	November 6, 1959	Wharton County, Texas	78
A.M. WALLACE #1 (U# 445)	November 12, 1959	Wharton County, Texas	40
A.M. WALLACE #1 (U# 445)	August 2, 1960	Wharton County, Texas	1
A.M. WALLACE #1 (U# 445)	November 6, 1959	Wharton County, Texas	40
A.M. WALLACE #1 (U# 445)	August 29, 1960	Wharton County, Texas	193

The Leases are divided into developed acreage and undeveloped acreage. The property underlying the Leases is located approximately 50 miles southwest of Houston, Texas. We can only earn a right in the developed acreage if we successfully develop the undeveloped acreage. Pursuant to the terms of the Farmout Agreement, if we fail to commence the drilling operations on the Initial Test Well by the Completion Date, the agreement terminates immediately and the Company forfeits the Fee paid. Provided we establish commercial production and meet the earning requirements for the Initial Test Well, we have an option to develop additional wells (“Subsequent Wells”) within one hundred and eighty days after the completion of the Initial Test Well, substitute Initial Test Well or a Subsequent Well. Also, pursuant to the terms of the agreement we agreed to indemnify SEPL and its affiliates from all claims arising from the drilling or operations of the Initial Test Well or any Subsequent Well. See the detailed description of the terms of the Farmout Agreement with SEPL under “Description of Business - Farmout Agreement with Southeastern Pipe Line Company” above.

History of East Bernard Prospect

The Leases cover approximately 4,570 acres of land and offsets contiguous acreage owned by Conoco-Philips presently producing natural gas and oil and known as the “Cooley Field”. The Cooley Field and the development area of the Leases are located inside a “Fairway” running from northeast to southwest. The boundaries of the Fairway are clearly defined by the Depo fault on the north boundary and the Cooley fault on the south which are the major structural features of the productive zone and which acted as a trap for the hydrocarbons in this immediate area and elsewhere in the Wilcox trend. Gas was first discovered on the Cooley Field in 1983 and the date of first production from TRRC records was October, 1997. The prospective productive deep zone in the East Bernard Prospect and throughout the area is known as the “Meek Sand” which is found in the Wilcox section. The Wilcox is the primary objective of Maverick’s planned drilling program. The Wilcox section is a known zone of hydrocarbons extending through-out South Texas and into the Gulf of Mexico.

Location of Farmout Acreage

2010 Drilling Program

Our anticipated 2010 drilling program has commenced and is expected to target the Wilcox Trend, a vast depositional sand zone with a history of natural gas and condensate production. The Wilcox Trend is articulated into the upper, middle, and lower Wilcox. We intend to target the middle Wilcox to a depth of between 12,500 and 13,500 feet. Additionally we expect to continue to evaluate a number of joint venture opportunities in the oil and gas sector in the next twelve months.

In connection with our 2010 drilling program we intend to complete the following:

  Obtain a title opinion on the acreage forming the subject to the Farmout Agreement and “Cure” any title deficiencies. Upon receipt of the title opinion in form acceptable to the Company, the Company will give the necessary “notice to drill” to the Farmor and the Operator to proceed to Permit the well.

  Engage a bonded “Operator” to drill a new test well. The Operator will be responsible for all the costs of drilling and if necessary plugging and abandoning the well. The Operator is also responsible for maintaining records of all costs associated with the well, determining which costs are intangible and which are intangible. Ultimately, in the case of a successful, revenue generating well, the Operator is responsible for receiving the funds from the sale of Hydrocarbons and distributing funds to individual interest and royalty holders.

  Once permitted the Company intends to engage a company to prepare the drill site. This company will build a road access to the site, in our case this is easy since the site is only a few hundred feet off of a main road. The site is expected to be based with crushed limestone and will include several “pits” in which to store used materials and excess fluids.

  Once the site or “Pad” is complete the drilling contractor will mobilized the drill rig on to the site. This requires 3-5 days and a crew of approximately 50 men throughout the process.

  At the appointed time the drilling rig will spud the well and commence drilling. The Company is expecting to drill to 13,500 feet. This is expected to take approximately 31-33 days of continuous drilling.

  The company has contracted for a “Turnkey” well which means funds for the driller have been escrowed with the Operator and when the well has reach 13,500 feet and a full suite of “logs” has been recovered and is on the “deck” all funds will be transferred to the driller. Should the driller fail to reach the required depth and successfully log the hole, no funds will be transferred to the driller. The company has paid a premium to the driller to ensure performance.

  Once the log has been received it is expected to be interpreted by the Company’s geologist and engineer. They will determine from the logs whether or not to complete the well.

Legal Proceedings

We know of no material, active, or pending legal proceeding against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation where such claim or action involves damages for more than 10% of our current assets. There are no proceedings in which any of our company’s directors, officers, or affiliates, or any registered or beneficial shareholders, is an adverse party or has a material interest adverse to our company’s interest.

Market for Common Equity and Related Shareholder Matters

Market for Securities

Our common shares were quoted for trading on the OTC Bulletin Board on June 21, 1999 under the symbol “PFCS”. On February 15, 2002 our symbol changed to “MAVM” and on May 22, 2003 our symbol changed to “MVRM”. On August 29, 2006, our stock was delisted from the OTC Bulletin Board and on August 31, 2006, it commenced trading on the Pink Sheets LLC under the symbol “MVRM”. On July 7, 2009 our shares of common stock are quoted for trading on the OTC Bulletin Board under the symbol “MVRM”.

The following quotations obtained from the OTC Bulletin Board reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up or mark-down or commission and may not represent actual transactions:

Quarter Ended	High*	Low*
June 30, 2010	$1.75	$0.65
March 31, 2010	$1.11	$0
December 31, 2009	$1.00	$0.20
September 30, 2009	$0.50	$0.30
June 30, 2009	$0.90	$0.10
March 31, 2009	$0.70	$0.10
December 31, 2008	$0.70	$0.10
September 30, 2008	$1.20	$0.40

* Prices shown have been adjusted to reflect the ten for one reverse split effected on December 31, 2009.

Purchase of Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities during the year ended December 31, 2009.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this annual report. Our audited consolidated financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

Plan of Operation

We are currently an exploration stage company engaged in the acquisition, exploration, and development of prospective oil and gas properties. Our current business focus is to implement the terms of the Farmout Agreement pursuant to which we intend to earn an interest in certain oil and gas mineral leases located in Fort Bend and Wharton Counties, Texas owned by SEPL. Our initial operations during the next quarter are to locate suitable locations to drill, drilling, and determining if an initial test well is viable. If the well is viable we intend to develop the well and earn an interest in the mineral leases subject to the Farmout Agreement. If the well is not viable, we intend to plug and abandon the well. Our anticipated 2010 drilling program is expected to target the Wilcox Trend, a vast depositional sand zone with a history of natural gas and condensate production. The Wilcox Trend is articulated into the upper, middle, and lower Wilcox. We intend to target the middle Wilcox to a depth of between 12,500 and 13,500 feet. Additionally we expect to continue to evaluate a number of joint venture opportunities in the oil and gas sector in the next twelve months.

Pursuant to our 2010 drilling program we intend to complete the following:

  Obtain a title opinion on the acreage forming the subject to the Farmout Agreement and “Cure” any title deficiencies. Upon receipt of the title opinion in form acceptable to the Company, the Company will give the necessary “notice to drill” to the Farmor and the Operator to proceed to Permit the well.

  Engage a bonded “Operator” to drill a new test well. The Operator will be responsible for all the costs of drilling and if necessary plugging and abandoning the well. The Operator is also responsible for maintaining records of all costs associated with the well, determining which costs are intangible and which are intangible. Ultimately, in the case of a successful, revenue generating well, the Operator is responsible for receiving the funds from the sale of Hydrocarbons and distributing funds to individual interest and royalty holders.

  Once permitted the Company intends to engage a company to prepare the drill site. This company will build a road access to the site, in our case this is easy since the site is only a few hundred feet off of a main road. The site is expected to be based with crushed limestone and will include several “pits” in which to store used materials and excess fluids.

  Once the site or “Pad” is complete the drilling contractor will mobilized the drill rig on to the site. This requires 3-5 days and a crew of approximately 50 men throughout the process.

  At the appointed time the drilling rig will spud the well and commence drilling. The Company is expecting to drill to 13,500 feet. This is expected to take approximately 31-33 days of continuous drilling.

  The company has contracted for a “Turnkey” well which means funds for the driller have been escrowed with the Operator and when the well has reach 13,500 feet and a full suite of “logs” has been recovered and is on the “deck” all funds will be transferred to the driller. Should the driller fail to reach the required depth and successfully log the hole, no funds will be transferred to the driller. The company has paid a premium to the driller to ensure performance.

  Once the log has been received it is expected to be interpreted by the Company’s geologist and engineer. They will determine from the logs whether or not to complete the well.

Our estimated expenses over the next twelve months from the date of this prospectus are as follows:

Cash Requirements during the Next Twelve Months

Expense	($)
Cost to drill and complete Initial Well	2,750,000
Consulting and Due Diligence	240,000
Professional Fees	130,000
Joint Venture Programs	500,000
Total	3,620,000

To date we have funded our operations primarily with loans from shareholders. In addition to funding our general, administrative and corporate expenses we are obligated to address certain current liabilities. We will need to raise additional funds to meet these current liabilities. To raise these funds we may be required to increase shareholder loans, incur new borrowings or issue new equity which may be dilutive to existing shareholders. Other than our loan agreements with Senergy Partners LLC and Art Brokerage, Inc., we currently have no agreement in place to raise funds for current liabilities and no guarantee can be given that we will be able to raise funds for this purpose on terms acceptable to our company. Failure to raise funds for general, administrative and corporate expenses and current liabilities could result in a severe curtailment of our operations.

Any advance in the oil and gas development strategy set-out herein will require additional funds. These funds may be raised through equity financing, debt financing or other sources which may result in further dilution of the shareholders percentage ownership in the Company.

On February 13, 2009, we entered into a loan agreement with Senergy Partners LLC (“Senergy”), a private Nevada limited liability corporation, pursuant to which the Company received a revolving loan of up to $1,000,000 (the “Credit Facility”). The outstanding principal amount of the Credit Facility together with all accrued and unpaid interest and all other amounts outstanding thereunder are due and payable in full on December 31, 2012, the maturity date. Outstanding principal under the Credit Facility bears interest at an annual rate of 8%. As a condition of the Credit Facility, the Company agreed to use funds received under the Credit Facility solely for the purpose of funding ongoing general and administrative expenses, consulting and due diligence expenses, or professional fees and joint venture programs. As at June 30, 2010, the Company has drawn $350,000 on the credit facility with Senergy.

In September, 2010, in connection with the negotiation of our loan agreement with Art Brokerage, the Company was required to enter into an amendment to its existing loan with Senergy Partners LLC. Under the terms of an amendment agreement dated September 15, 2010, the parties agreed that if and at such time Art Brokerage enters into a loan agreement with the Company with respect to a loan of $2,400,000, the existing loan agreement between the parties dated February 13, 2009 providing for up to $1,000,000 in principal to the Company would be amended to provide a maximum limit of $500,000.

On September 20, 2010, we entered into a loan agreement (the “Loan Agreement”) with Art Brokerage, Inc., pursuant to which Art Brokerage provided the Company with a non-revolving term loan in the principal amount of $2,400,000 having an interest rate of 5% per annum. The loan matures on April 1, 2015. As a condition of the Loan Agreement, the Company agreed to enter into a general security agreement dated September 20, 2010 creating a security over the Company’s present and after-acquired personal property and over the Company’s real property and other assets. In addition and as further security of the Company’s indebtedness under the Loan Agreement, the Company and Art Brokerage entered into a pledge and security agreement dated September 20, 2010, pursuant to which the Company agreed to pledge to Art Brokerage a first priority security interest in all of the shares of capital stock of Eskota Energy Corporation, the wholly owned subsidiary of the Company, and all proceeds with respect to such stock. The Company intends to use the funds from the $2,400,000 loan to commence development of the Company’s initial test well on its Farm-Out property located in southwest Texas. Both Senergy and Art Brokerage are beneficially owned by Donna Rose, an affiliate of the Company.

Results of Operation for the years ended December 31, 2009 and 2008

Our operating results for the years ended December 31, 2009 and 2008 are summarized as follows:

	Year Ended December 31, 2009	Year Ended December 31, 2008	Percentage Increase/(Decrease)
Revenue	-	-	N/A
Expenses	$275,963	$204,571	34.9%
Other Expenses (Income)	$3,157,506	$(314,522)	(1,103.9%)
Net Income (loss)	$(3,433,469)	109,951	(3,222.7%)

Revenues

We have had no operating revenues for the years ended December 31, 2009 and 2008. We anticipate that we will not generate any revenues until we generate additional financing to support our planned operations in connection with the Farmout Agreement with SEPL.

General and Administrative Expenses

The major components of our general and administrative expenses for the year are outlined in the table below:

	Year Ended December 31,
			Percentage
	2009	2008	Increase /
			(Decrease)
Audit Fees	$49,518	$56,126	(11.8%	)
Accounting, legal, engineering & consulting, investor relations	62,057	39,710	56.3%
Management fees and stock based compensation	133,321	90,000	48.1%
Office	3,334	1,648	102.3%
Transfer agent fees	9,785	5,665	72.7%
Travel	17,948	11,422	57.1%
Total Expenses	$275,963	$204,571	34.9%

The increase in our general and administrative expenses for the year ended December 31, 2009 was primarily due to:

(i)

The increase in accounting, audit, and legal fees from 2008 to 2009 due to a general increase in the fees charged by the consultants and professionals who provide these services. In addition, there has been an increase in the amount of time spent by these consultants and professionals to ensure the Company is in compliance with the increased reporting requirement imposed by regulatory authorities.

(ii)

Stock based compensation expense due to the granting of 145,000 new stock options during fiscal 2009. In accordance with GAAP, these options were deemed to have a fair value of $48,321. There were no stock options granted during 2008.

(iii)

Transfer agent fees were higher in 2009 mainly due to the increase in number of filings during the year compared to 2008. In 2009 there were a number of share issuances during the year compared to no shares issuance in 2008.

(iv)	The increased travel expense relate to the costs of a directors’ meeting during 2009.

Other Income/Expenses

During 2009 the Company incurred $11,577 in interest expenses compared to $Nil in 2008 as a result of the issuance of issuance of interest bearing debt in 2009 that did not exist in 2008. The Company realized a foreign exchange gain of $13,429 in 2009 compared to a loss of $3,122 in 2008 as a result of the strengthening of the US Dollar compared to the Canadian dollar from 2008 to 2009. The Company realized a loss on settlement of loans payable of $3,132,500. There were no such settlements in 2008. Lastly, the Company realized a gain on liabilities written-off of $Nil in 2009, $311,400 in 2008 as a result of a lender releasing the Company of its obligation. No such write-offs or releases occurred in 2009.

Working Capital

	Year Ended December 31, 2009	Year Ended December 31, 2008
Current Assets	$6,024	$-
Current Liabilities	839,751	790,634
Working Capital Deficiency	(833,727)	(790,634)

Cash Flows

	Year Ended December 31, 2009	Year Ended December 31, 2008
Cash used in Operating Activities	$(218,492)	$(223,739)
Cash provided by Investing Activities	(361,195)	-
Cash provided by Financing Activities	585,711	223,643
Net Increase (Decrease) in Cash	6,024	(96)

The Company’s activity declined over the period from 2008 to 2009, resulting in a reduced cash expenditures. Funding for operating and investing activities was provided by non-interest bearing advances from a lender.

We had cash of $6,024 and negative working capital of $833,727 as of December 31, 2009 compared to a bank overdraft of $669 and negative working capital of $790,634 for the year ended December 31, 2008. Cash used in operating activities for the year ended December 31, 2009 was $218,492 as compared to cash used by operating activities for the same period in 2008 of $223,739. Cash used in operating activities was consistent with the prior year. Cash used in investing activities for the year ended December 31, 2009 was $361,195 as compared to cash used by investing activities for the same period in 2008 of $Nil. The increase in cash used in investing activities was primarily due to the deposit and legal costs incurred in the negotiation of the farmout agreement with SEPL during the year ended December 31, 2009. Cash provided by financing activities for the year ended December 31, 2009 was $585,711 as compared to cash provided by financing activities for the same period in 2008 of $223,643. The increase in cash provided by financing activities was primarily due to proceeds from loans payable of $620,755 (2008 - $222,374) in addition to $35,625 raised from issuances of convertible notes offset by $70,000 related to repayment of loans.

Results of Operation for the three and six month periods ended June 30, 2010

Three and Six Month Summary

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue	$-	$-	$-	$-
Expenses	69,840	75,074	123,125	121,470
Other expenses	7,536	(3,347)	18,227	(3,135,847)
Net Loss	$77,376	$8,421	141,352	$3,257,317

Revenue

We had no operating revenues for the three and six month periods ended June 30, 2010 and 2009 respectively. We anticipate that we will not generate any revenues until we generate additional financing to support our planned operations in connection with the Farmout Agreement with SEPL.

Operating Costs and Expenses

The major components of our expenses for the quarter are outlined in the table below:

	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009
Management Fees and stock based compensation	$22,500	$22,500	$45,000	$45,000
Professional Fees	36,572	46,178	59,616	65,354
Transfer Agent Fees	-	2,478	895	2,478
Travel	7,469	3,244	13,207	7,413
Office	3,299	674	4,407	1,225
Total Expenses	$69,840	$75,074	$123,125	$121,470

General and Administrative Expenses

The $5,234 decrease in our general and administrative expenses for the three month period ended June 30, 2010 as compared to the same period in fiscal 2009 was primarily due to a decrease in professional fees associated with preparing and reviewing our periodic reports required under the Securities Exchange Act of 1934.

The $1,655 increase in our general and administrative expenses for the six month period ended June 30, 2010 as compared to the same period in fiscal 2009 was primarily due to an increase in travel expenditures associated with the negotiation of the Farmout Agreement with SEPL.

Liquidity and Capital Resources

Working Capital

	June 30, 2010	December 31,
		2009
Current Assets	$17,654	$6,024
Current Liabilities	1,023,767	839,751
Working Capital Deficiency	$(1,006,113)	$(833,727)

Cash Flows

	Six Months Ended	Six Months Ended
	June 30, 2010	June 30, 2009
Cash used in Operating Activities	$(122,885)	$(99,725)
Cash used by Investing Activities	(31,034)	-
Cash provided by Financing Activities	147,895	99,725
Net Decrease in Cash	$(6,024)	$-

Funding for operating and investing activities was provided by both non-interest bearing and interest bearing advances from lenders. On July 19, 2010, we entered into a Debt Settlement and Subscription Agreement with David Steiner Primary Trust (“Steiner”), whereby we agreed to issue 49,925 shares of our common stock to Steiner in settlement of the Convertible Debenture dated December 11, 2009 in the principal amount of $35,625 and outstanding interest to July 19, 2010 of $1,778.

We had a cash balance of $Nil and negative working capital of $1,006,113 as of June 30, 2010 compared to cash of $6,024 and negative working capital of $833,727 as of December 31, 2009. We anticipate that we will incur approximately $3,620,000 for operating expenses, including professional, legal and accounting expenses associated with our reporting requirements under the Exchange Act during the next twelve months. We presently have access to $2,550,000 in funds from our loan agreements with Art Brokerage, Inc. and Senergy Partners LLC, accordingly, we will need to obtain additional financing in order to complete our full business plan.

Discontinued Operations

In March 2006, management determined to not proceed further with the Eskota Leases and entered into negotiations with Veneto to relieve the Company of their obligation under the note payable to Veneto. As a result, revenues, cost of goods sold, and gains and losses associated with the property have been reflected as income (loss) from discontinued operations on the accompanying financial statements.

In July, 2006, Veneto and Eskota entered into a Mutual Release agreement releasing Eskota of its note payable in the amount of $1,400,000, and in return Eskota assigned and transferred back to Veneto all its right, title and interest in the unitized lease, as well as the rights to the Knox Lease. In addition, Veneto assumed responsibility of all payables owing in relation to the properties, and any future obligations related to the properties. As a result, Eskota recorded a net gain of $138,764 on the assumption of payables by Veneto, and was reflected as income from discontinued operations in previous years’ financial statements.

Loans Payable

The Company has the following loans payable:

	June 30, 2010	December 31, 2009
Art Brokerage – Current(1)	$731,069	$586,519
Mr. Alonzo B. Leavell(1)	20,000	20,000
Senergy Partners LLC(2)	357,750	357,750
	$1,108,819	$964,269

Notes
(1)   These amounts are unsecured, bear no interest, with no specific terms of repayment.
(2)   This amount is unsecured, bears interest at 8% per annum, maturing on December 31, 2012.

Going Concern

The audited financial statements accompanying our annual report on Form 10-K for the year ended December 31, 2009 have been prepared on a going concern basis, which implies that our company will continue to realize its assets and discharge its liabilities and commitments in the normal course of business. Our company has not generated any material revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate future. The continuation of our company as a going concern is dependent upon the continued financial support from our shareholders, the ability of our company to obtain necessary equity financing to achieve our operating objectives, and the attainment of profitable operations. As of June 30, 2010, we had cash of $Nil and we estimate that we will require approximately $3,620,000 for costs associated with our plan of operation over the next twelve months. We presently have access to $2,550,000 in funds from our loan agreements with Art Brokerage, Inc. and Senergy Partners LLC, accordingly, we will need to obtain additional financing in order to complete our full business plan.

These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph to our independent auditors’ report on the December 31, 2009 and 2008 consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Future Financings

We had a cash balance of $Nil and negative working capital of $1,006,113 as of June 30, 2010 compared to cash of $6,024 and negative working capital of $833,727 as of December 31, 2009 and we estimate that we will require approximately $3,620,000 for costs associated with our plan of operation over the next twelve months. Accordingly, although we have sufficient funds through our line of credit with Senergy and term loan with Art Brokerage to complete our initial operations under the Farmout Agreement with SEPL, we will require additional funds for operations during the next twelve months based on our projected expenses over the period. We anticipate continuing to rely on equity sales of our common shares or shareholder loans in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Employees

We currently have no employees, other than our executive officers, Robert J. Kinloch and Donald Kinloch, and we do not expect to hire any employees in the foreseeable future. We presently conduct our business through agreements with consultants and arms-length third parties.

New Accounting Pronouncements

ASC 105. The Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”, (“SFAS No. 168”) “— a replacement of FASB Statement No. 162. SFAS No. 168 is the new source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. This statement was incorporated into ASC 105, Generally Accepted Accounting Principles under the new FASB codification which became effective on July 1, 2009. The new Codification supersedes all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. The Company adopted this statement during the third quarter of 2009. The adoption of this standard did not have any impact on the Company’s financial position or results from operations.

ASC 805. The FASB issued ASC 805, “Business Combinations”. The standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. The adoption of this standard did not have a material impact on our consolidated financial statements.

ASC 810. The FASB issued ASC 810, “Consolidation”. The standard requires all entities to report noncontrolling (minority) interests as equity in consolidated financial statements. ASC 810 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. The adoption of this standard did not have a material impact on our consolidated financial statements.

ASC 815. The FASB issued ASC 815, “Derivatives and Hedging”, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under ASC 815 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. ASC 815 is effective for fiscal years and interim periods beginning after November 15, 2008. The adoption of this standard did not have a material impact on our consolidated financial statements.

ASC 820 - The Company adopted ASC 820, “Fair Value Measurements and Disclosures.” ASC 820 applies to most current accounting rules requiring or permitting fair value measurements. ASC 820 provides a framework for measuring fair value and requires expanded disclosures about fair value methods and inputs by establishing a hierarchy for ranking the quality and reliability of the information used by management to measure and report amounts at fair value.

ASC 820-10 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820-10 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). The fair value hierarchy, as defined by ASC 820-10, contains three levels of inputs that may be used to measure fair value as follows:

  Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

  Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

  Level 3 inputs are unobservable inputs for the asset or liability which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The Company does not have any fair value measurements using Level 2 or Level 3 inputs as of December 31, 2009.

ASC 470-20. The FASB issued Staff Position No. APB 14-1 “Accounting for Convertible Debt Instruments that may be Settled in Cash Upon Conversion” (FSP APB 14-1). FSP APB 14-1 was incorporated into ASC 470-20, Distinguishing Liabilities vs Equity. ASC 470-20 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability and equity components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Further, ASC 470-20 clarifies the appropriate economics of the conversion options as borrowing costs and their potential dilutive effects in earnings per share. ASC 470-20 is effective for fiscal years beginning after December 15, 2008. The adoption of this standard did not have any impact on the Company’s financial position or results from operations.

ASC 470-20. The Emerging Issues Task Force (“EITF”) reached consensus on Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock (“EITF 07-5”). EITF 07-5 was incorporated into ASC 470-20, Distinguising Liabilities vs Equity. ASC 470-20 provides guidance for instruments (including options or warrants on a company’s shares, forward contracts on a company’s shares, and convertible debt instruments and convertible preferred stock) that may contain contract terms that call into question whether the instrument or embedded feature is indexed to the entity’s own stock. ASC 470-20 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. The adoption of this standard did not have any impact on the Company’s financial position or results from operations.

ASC 855. The FASB issued FASB Statement No. 165, Subsequent Events (“SFAS No. 165”). The statement establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but prior to the issuance of financial statements. This statement was incorporated into ASC 855, Subsequent Events (“ASC 855”). ASC 855 sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements as well as the circumstances under which the entity would recognize them and the related disclosures an entity should make. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

Recent Accounting Pronouncements Not Yet Adopted

ASU 2010-06. The FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements, which is included in the ASC in Topic 820 (Fair Value Measurements and Disclosures). ASU 2010-06 requires new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. ASU 2010-06 also requires disclosure of activities, including purchases, sales, issuances, and settlements within the Level 3 fair value measurements and clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009. The Company is currently assessing the impact of adoption of ASU 2009-14 and does not currently plan to early adopt.

Application of Critical Accounting Estimates

The financial statements of our company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

  The Company follows the full cost method of accounting for oil and gas operations whereby all costs of exploring for and developing oil and gas reserves are initially capitalized on a country-by-country (cost centre) basis. Such costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling and overhead charges directly related to acquisition and exploration activities.

  Costs capitalized, together with the costs of production equipment, are depleted and amortized on the unit- of-production method based on the estimated gross proved reserves. Petroleum products and reserves are converted to a common unit of measure, using 6 MCF of natural gas to one barrel of oil.

  Costs of acquiring and evaluating unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed periodically to ascertain whether impairment has occurred.

  When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion calculations.

  If capitalized costs, less related accumulated amortization and deferred income taxes, exceed the “full cost ceiling” the excess is expensed in the period such excess occurs. The “full cost ceiling” is determined based on the present value of estimated future net revenues attributed to proved reserves.

  Proceeds from a sale of petroleum and natural gas properties are applied against capitalized costs, with no gain or loss recognized, unless such a sale would alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a cost centre.

  Estimates of undiscounted future cash flows that we use for conducting impairment tests are subject to significant judgment decisions based on assumptions of highly uncertain future factors such as, crude oil and natural gas prices, production quantities, estimates of recoverable reserves, and production and transportation costs. Given the significant assumptions required and the strong possibility that actual future factors will differ, we consider the impairment test to be a critical accounting procedure. During the years ended December 31, 2009 and 2008 no property impairment adjustments were recorded.

  Management makes significant assumptions and estimates determining the fair market value of stock-based compensation granted to employees and non-employees. These estimates have an effect on the stock-based compensation expense recognized and the contributed surplus and share capital balances on the Company’s Balance Sheet. The value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. For non-employees, such amount is revalued on a quarterly basis. To date, substantially all of our stock option grants have been to non-employees. The Black-Scholes option-pricing model requires the input of subjective assumptions, including the expected term of the option award and stock price volatility. The expected term of options granted for the purposes of the Black-Scholes calculation is the term of the award. These estimates involve inherent uncertainties and the application of management judgment.

These accounting policies are applied consistently for all years presented. Our operating results would be affected if other alternatives were used. Information about the impact on our operating results is included in the notes to our financial statements.

Financial Statements

Our consolidated financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

The following consolidated financial statements are filed as part of this prospectus:

Years Ended December 31, 2008 and 2009

  Report of Independent Registered Public Accounting Firm, dated April 14, 2010

  Consolidated Balance Sheets

  Consolidated Statements of Operations and Comprehensive Income (Loss)

  Consolidated Statements of Changes in Capital Deficit

  Consolidated Statements of Cash Flows

  Notes to the Consolidated Financial Statements

Six Month Period Ended June 30, 2010

  Consolidated Balance Sheets

  Consolidated Statements of Operations and Comprehensive Income (Loss)

  Consolidated Statements of Changes in Capital Deficit

  Consolidated Statements of Cash Flows

  Notes to the Consolidated Financial Statements

Tel: 604 688 5421	BDO Canada LLP
Fax: 604 688 5132	600 Cathedral Place
www.bdo.ca	925 West Georgia Street
Vancouver BC V6C 3L2 Canada

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders of
Maverick Minerals Corporation
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Maverick Minerals Corporation (an Exploration Stage Company) as of December 31, 2009 and 2008 and the consolidated statements of operations and comprehensive income (loss), cash flows and changes in capital deficit for the years then ended and the period from inception (April 21, 2003) to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of Maverick Minerals Corporation as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended and for the period from inception (April 21, 2003) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company had an accumulated deficit of $5,148,887 and negative working capital of $833,727 at December 31, 2009. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Canada LLP

Chartered Accountants

Vancouver, Canada
April 14, 2010

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Consolidated Balance Sheets
(Expressed in U.S. Dollars)

	December 31	December 31
	2009	2008

Current Asset
Cash	$6,024	$-

Long term asset
Oil and gas leases (Note 3)	571,195	-
TOTAL ASSETS	$577,219	$-

Current Liabilities
Bank indebtedness	$-	$669
Accounts payable (Note 6)	86,025	151,413
Accrued liabilities	11,582	7,038
Convertible debt (Note 5)	135,625	-
Loans payable (Note 4)	606,519	631,514
TOTAL CURRENT LIABILITIES	839,751	790,634

Long term liabilities
Loans payable (Note 4)	357,750	447,500
TOTAL LIABILITIES	1,197,501	1,238,134

Capital Deficit
Capital Stock (Note 7)
Authorized:
750,000,000 (2008 - 100,000,000) common shares at $0.001 par value Issued and fully paid 10,476,721 (2008 - 2,740,721) common shares
Par value	10,477	2,741
100,000,000 (2008 - Nil) preferred shares at $0.001 par value Issued and fully paid Nil (2008 - Nil) preferred shares
Par value	-	-
Additional paid-in capital	4,604,455	560,870
Deficit, accumulated during the exploration stage	(5,236,087)	(1,802,618)
Accumulated other comprehensive income	873	873
TOTAL CAPITAL DEFICIT	(620,282)	(1,238,134)
TOTAL LIABILITIES AND CAPITAL DEFICIT	$577,219	$-

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Expressed in U.S. Dollars)

	Cumulative From
	Date of Inception
	(April 21, 2003)	Year Ended
	to December 31	December 31
	2009	2009	2008

General and administration expenses
Audit fees	$312,665 $	49,518	$56,126
Freight	7,600	-	-
Insurance	186,297	-	-
Accounting, legal, engineering & consulting, investor relations	294,093	62,057	39,710
Management fees and stock based compensation (Notes 6 and 7)	956,839	133,321	90,000
Office	60,916	3,334	1,648
Telephone and utilities	83,059	-	-
Transfer agent fees	22,900	9,785	5,665
Travel	207,692	17,948	11,422
Wages and benefits	86,588	-	-
Gain on disposal of assets	(795,231)	-	-

Loss from operations	(1,423,418)	(275,963)	(204,571)
Other income (expenses)
Interest expense	(60,934)	(11,577)	-
Gain (loss) on foreign exchange	(10,308)	(13,429)	3,122
Loss on settlement of loans payable (Note 7)	(3,204,100)	(3,132,500)	-
Gain on liabilities write-off (Note 4)	612,373	-	311,400
	(2,662,969)	(3,157,506)	314,522

Income (loss) from continuing operations	(4,086,387)	(3,433,469)	109,951

Loss from discontinued operations	(1,149,700)	-	-

Income (loss) for the period	(5,236,087)	(3,433,469)	109,951
Other Comprehensive Income
Foreign currency translation adjustments	873	-	-
Comprehensive Income (loss)	$(5,235,214)	$(3,433,469)	$109,951

Income (loss) per share - basic and diluted		$(0.38)	$0.04
Weighted average shares outstanding - basic and diluted		8,928,880	2,740,721

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(Expressed in U.S. Dollars)

	Cumulative From
	Date of Inception
	(April 21, 2003)	Year Ended
	to December 31	December 31
	2009	2009	2008

Operating Activities
Net income (loss) for the period	$(5,236,087)	$(3,433,469)	$109,951
Adjustments to reconcile net loss for the period to cash flows used in operating activities
Impairment of oil and gas leases	419,959	-	-
Gain on disposal of assets	(933,995)	-	-
Gain on liabilities write-off	(612,373)		(311,400)
Stock based compensation	239,880	43,321	-
Depreciation	277,578	-	-
Loss on shares issued for services	105,000	-	-
Loss on settlement of loans payable	3,204,100	3,132,500	-
Changes in non-cash working capital items
Accounts payable	1,646,384	34,612	20,672
Accrued liabilities	11,582	4,544	(42,962)
Cash used in operating activities	(877,972)	(218,492)	(223,739)

Investing Activities
Investment in oil and gas leases	(836,154)	(361,195)	-
Purchase of property and equipment	(311,367)	-	-
Cash used in investing activities	(1,147,521)	(361,195)	-

Financing Activities
Shares issued for cash	53,850	-	600
Proceeds from convertible debt	35,625	35,625	-
Proceeds from (repayment of) bank overdraft	-	(669)	669
Repayments of loans payable	(70,000)	(70,000)	-
Proceeds from loans payable	2,011,169	620,755	222,374
Cash provided by financing activities	2,030,644	585,711	223,643

Decrease in Cash during the period	5,151	6,024	(96)
Effect of cumulative currency translation	873	-	-
Cash, beginning of the period	-	-	96
Cash, end of the period	$6,024	$6,024	$-

Supplemental Cash Flow information
Interest paid	$35,000	$-	$-
Non-cash investing and financing activities:
Impairment in oil and gas leases	419,959	-	-
Investment in oil and gas leases in exchange for notes payable to Veneto	1,455,000	-	-
Transfer of leases in settlement of notes payable	1,455,000	-	-
Assignment of accounts payable from transfer of leases	193,764	-	-
Settlement of loan payable	719,200	665,500	-
Forgiveness of related party balances payable	1,027,791	-	-
Forgiveness of loan payable	311,400	-	311,400
Shares issued for property services	210,000	210,000	-
Exchange of accounts payable for convertible debt	100,000	100,000	-

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Statement of Changes in Capital Deficit
For the Period From date of inception on April 21, 2003 to December 31, 2009
(Expressed in U.S. Dollars)

	Number of	Par Value	Additional	Share	Accumulated	Other		Total
	Common	@$0.001	Paid-in	Subscription	Deficit	Comprehensive		Capital
	Shares	Per Share	Capital	Receivable		Loss		Deficit
Balance, April 21, 2003	10	$-	$-	$-	$-	$-	$
Adjustment for the issuance of common stock on recapitalization	3,758,040	3,758	(3,758)	-	-	-		-
	3,758,050	3,758	(3,758)	-	-	-		-
Adjustment to capital deficit of the Company at the recapitalization date	417,603	418	(945,307)	-	-	-		(944,889)
	4,175,653	4,176	(949,065)	-	-	-		(944,889)
Shares issued for management services (Note 7)	150,000	150	104,850	-	-	-		105,000
Currency translation adjustment	-	-	-	-	-	873		873
Net loss for the period	-	-	-	-	(626,985)	-		(626,985)
Balance, December 31, 2003	4,325,653	4,326	(844,215)	-	(626,985)	873		(1,466,001)
Shares issued for cash (Note 7)	1,000,000	1,000	24,000	-	-	-		25,000
Shares subscribed but unissued	-	27,500	-	-	-	-		27,500
Forgiveness of related party balances payable	-	-	1,027,791	-	-	-		1,027,791
Net income for the year	-	-	-	-	71,698	-		71,698
Balance, December 31, 2004	5,325,653	32,826	207,576	-	(555,287)	873		(314,012)
Shares subscribed but unissued	-	(27,500)	-	-	-	-		(27,500)
Shares issued for cash (Note 7)	2,750,000	2,750	24,750	-	-	-		27,500
Cancellation of shares (Note 7)	(5,437,932)	(5,438)	5,438	-	-	-		-
Compensation expense on share cancellation (Note 7)	-	-	44,720	-	-	-		44,720
Shares issued for loan payable settlement (Note 7)	89,500	90	125,211	-	-	-		125,300
Shares issued for cash (Note 7)	7,500	8	743	-	-	-		750
Stock based compensation	-	-	140,438	-	-	-		140,438
Net loss for the year	-	-	-	-	(1,036,098)	-		(1,036,098)
Balance, December 31, 2005	2,734,721	2,735	548,875	-	(1,591,385)	873		(1,038,902)
Shares issued for cash (Note 7)	6,000	6	594	(600)	-	-		-
Stock based compensation	-	-	11,401	-	-	-		11,401
Net loss for the year	-	-	-	-	(128,774)	-		(128,774)
Balance, December 31, 2006	2,740,721	2,741	560,870	(600)	(1,720,159)	873		(1,156,275)
Net loss for the year	-	-	-	-	(192,410)	-		(192,410)
Balance, December 31, 2007	2,740,721	2,741	560,870	(600)	(1,912,569)	873		(1,348,685)
Share subscriptions paid (Note 7)	-	-	-	600	-	-		600
Net income for the year	-	-	-	-	109,951	-		109,951
Balance, December 31, 2008	2,740,721	2,741	560,870	-	(1,802,618)	873		(1,238,134)
Cancellation of shares (Note 7)	(2,000,000)	(2,000)	2,000	-	-	-		-
Shares issued for loan payable settlement (Note 7)	8,950,000	8,950	3,571,050	-	-	-		3,580,000
Shares issued for loan payable settlement (Note 7)	436,000	436	217,564	-	-	-		218,000
Shares issued for consulting services (Note 7)	350,000	350	209,650	-	-	-		210,000
Stock based compensation (Note 8)	-	-	43,321	-	-	-		43,321
Net loss for the year	-	-	-	-	(3,433,469)	-		(3,433,469)
Balance, December 31, 2009	10,476,721	$10,477	$4,604,455	$-	$(5,236,087)	$873		$(620,282)

The accompanying notes are an integral part of these financial statements

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Dollars)

Note 1.	NATURE OF OPERATIONS AND ABILITY TO CONTINUE AS A GOING CONCERN

Maverick Minerals Corporation (“the Company”) was incorporated on August 27, 1998 under the Company Act of the State of Nevada, U.S.A. to pursue opportunities in the business of franchising fast food distributor systems. On May 23, 2001, the Company changed its direction to the energy and mineral resource fields, as an exploration stage company, and still is an exploration stage company.

On April 21, 2003 the Company closed a transaction, as set out in the Purchase Agreement (the “Agreement) with UCO Energy Corporation (“UCO”) to purchase the outstanding equity of UCO. To facilitate the transaction, the Company consolidated its share capital at a ratio of one for five. Subsequent to the share consolidation, the Company issued 3,758,040 common shares in exchange for all the issued and outstanding common shares of UCO. As a result of the transaction, the former shareholders of UCO held approximately 90% of the issued and outstanding common shares of the Company. The acquisition of UCO was recorded as a reverse acquisition for accounting purposes as a recapitalization of UCO. A net distribution of $944,889 was recorded in connection with the common stock of the Company for the acquisition of UCO in respect of the Company’s net liabilities at the acquisition date. The Company had minimal assets and had liabilities owing to suppliers as well as amounts owing under agreements with third parties as well as related parties and as there were no other business interests, the Company was acting as a public shell company. The financial statements are now presented as a continuation of UCO. UCO was in the business of pursuing opportunities in the coal mining industry. The Company has since disposed of its mining and oil and gas interests and is seeking new projects in these industries.

These accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at December 31, 2009, the Company has negative working capital of $833,727 (2008 – $790,634), and has an accumulated deficit of $5,236,087 at December 31, 2009. The continuation of the Company is dependent upon obtaining a successful new exploration project, the continuing support of creditors and stockholders as well as achieving and maintaining a profitable level of operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that it requires approximately $1,290,000 over the twelve months ending December 31, 2010 to continue operations, and approximately an additional $3,776,100 in estimated expenditures related to the oil and gas leases (Note 3). A portion of this anticipated requirement will be funded by the $1,000,000 revolving loan the Company obtained during the year ended December 31, 2009. In addition to funding the Company’s general, administrative and corporate expenses the Company is obligated to address its current obligations totaling $839,751. To the extent that cash needs are not achieved from operating cash flow and existing cash on hand, the Company plans to raise necessary cash through equity issuances and/or debt financing. Amounts raised will be used to continue the development of the Company's explorations activities, and for other working capital purposes.

Management cannot provide any assurances that the Company will be successful in any of its plans. Although there are no assurances that management's plans will be realized, management believes that the Company will be able to continue operations in the future. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

These financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, and include the accounts of the Company and its wholly-owned subsidiary, Eskota Energy Corporation. All intercompany transactions and balances have been eliminated on consolidation.

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Dollars)

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(b)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires the Company’s management to make estimates and assumptions which affect the amounts reported in these consolidated financial statements, the notes thereto, and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

(c)	Foreign Currency Translation

The Company’s functional currency is the United States dollar. Transactions undertaken in currencies other than the functional currency are translated using the exchange rate in effect on the transaction date. At the end of the period, monetary assets and liabilities are translated to the respective functional currency using the exchange rate in effect at the period end date. Transaction gains and losses are included in the Consolidated Statements of Operations.

(d)	Fair Value of Financial Instruments

The fair value of the Company’s financial instruments, which consist of cash, accounts payable, accrued liabilities, convertible debt and loans payable approximate their carrying values due to their short term or demand nature. The fair value for long-term loans payable approximates book value using current rates of interest.

(e)	Revenue Recognition

Revenues on sales of oil and natural gas are recognized when the products are delivered, title has transferred to the customer, and amounts are deemed collectible.

(f)	Property and Equipment

The Company depreciates its property and equipment at 20% per annum on a straight-line basis. The Company has disposed of all property and equipment as of December 31, 2006.

(g)	Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment when events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of these assets and their eventual disposition is less than their carrying amount. Impairment, if any, is assessed using discounted cash flows.

Estimates of undiscounted future cash flows used for conducting impairment tests are subject to significant judgment decisions based on assumptions of highly uncertain future factors such as, crude oil prices, production quantities, estimates of recoverable reserves, and production and transportation costs. No impairment write-downs were determined necessary at December 31, 2009 or 2008.

(h)	Stock-Based Compensation

The Company accounts for all stock-based payments and awards under the fair value based method. Stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable.

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Dollars)

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(h)	Stock-Based Compensation - continued

The fair value of stock-based payments to non-employees is periodically re-measured until the counterparty performance is complete, and any change therein is recognized over the vesting period of the award and in the same manner as if the Company had paid cash instead of paying with or using equity based instruments. Compensation costs for stock-based payments with graded vesting are recognized on a straight-line basis. The cost of the stock-based payments to non-employees that are fully vested and nonforfeitable as at the grant date is measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term.

The Company accounts for the granting of share purchase options to employees using the fair value method whereby all awards to employees will be recorded at fair value on the date of the grant. The fair value of all share purchase options are expensed over their vesting period with a corresponding increase to additional capital surplus. Upon exercise of share purchase options, the consideration paid by the option holder, together with the amount previously recognized in additional capital surplus, is recorded as an increase to share capital.

The Company uses the Black-Scholes option valuation model to calculate the fair value of share purchase options at the date of the grant. Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimates.

(i)	Earnings (Loss) Per Share

The basic earnings (loss) per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings (loss) per common share is computed similar to basic loss per share except that the denominator is increased to include the number of additional shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The if-converted method is used in calculating diluted earnings (loss) per share for the convertible debentures. The treasury stock method is used in calculating diluted earnings (loss) per share, which assumes that any proceeds received from the exercise of in-the-money stock options would be used to purchase common shares at the average market price for the period.

For the year ended December 31, 2009, loss per share excludes 525,833 (2008 – Nil) potentially dilutive common shares (related to outstanding options and shares issuable on the conversion of convertible debt) as their effect was anti-dilutive.

(j)	Oil and Gas Leases

The Company follows the full cost method of accounting for oil and gas operations whereby all costs of exploring for and developing oil and gas reserves are initially capitalized on a country-by-country (cost centre) basis. Such costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling and overhead charges directly related to acquisition and exploration activities.

Costs capitalized, together with the costs of production equipment, are depleted and amortized on the unit-of-production method based on the estimated gross proved reserves. Petroleum products and reserves are converted to a common unit of measure, using 6 MCF of natural gas to one barrel of oil.

Costs of acquiring and evaluating unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed periodically to ascertain whether impairment has occurred.

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Dollars)

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(j)	Oil and Gas Leases - continued

When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion calculations.

If capitalized costs, less related accumulated amortization and deferred income taxes, exceed the “full cost ceiling” the excess is expensed in the period such excess occurs. The “full cost ceiling” is determined based on the present value of estimated future net revenues attributed to proved reserves, using market prices less estimated future expenditures plus the lower of cost and fair value of unproved properties within the cost centre.

Proceeds from a sale of petroleum and natural gas properties are applied against capitalized costs, with no gain or loss recognized, unless such a sale would alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a cost centre.

(k)	Comprehensive Income

ASC 220, "Comprehensive Income", establishes standards for reporting and presentation of comprehensive income (loss). This standard defines comprehensive income as the changes in equity of an enterprise except those resulting from stockholder transactions.

(l)	Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification ("ASC") 740, Income Taxes ("ASC 740"). There are two major components of income tax expense, current and deferred. Current income tax expense approximates cash to be paid or refunded for taxes for the applicable period. Deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse. Deferred tax expense or benefit is the result of changes between deferred tax assets and liabilities.

A valuation allowance is established when, based on an evaluation of objective verifiable evidence, it is more likely than not that some portion or all of deferred tax assets will not be realized.

The Company recognizes the impact of an uncertain income tax position at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority and includes consideration of interest and penalties. An uncertain income tax position is not recognized if there is a 50% or less likelihood of being sustained. The liability for unrecognized tax benefits is classified as non-current unless the liability is expected to be settled in cash within 12 months of the reporting date.

The Company recognizes interest and penalties related to unrecognized tax benefits within the income tax expense line in the statements of operations. Accrued interest and penalties are included within unrecognized tax benefits and other long-term liabilities line in the balance sheet.

(m)	New Accounting Pronouncements

ASC 105. The Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”, (“SFAS No. 168”) “— a replacement of FASB Statement No. 162. SFAS No. 168 is the new source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Dollars)

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(m)	New Accounting Pronouncements - continued

This statement was incorporated into ASC 105, Generally Accepted Accounting Principles under the new FASB codification which became effective on July 1, 2009. The new Codification supersedes all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. The Company adopted this statement during the third quarter of 2009. The adoption of this standard did not have any impact on the Company’s financial position or results from operations.

ASC 805. The FASB issued ASC 805, “Business Combinations”. The standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. The adoption of this standard did not have a material impact on our consolidated financial statements.

ASC 810. The FASB issued ASC 810, “Consolidation”. The standard requires all entities to report noncontrolling (minority) interests as equity in consolidated financial statements. ASC 810 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. The adoption of this standard did not have a material impact on our consolidated financial statements.

ASC 815. The FASB issued ASC 815, “Derivatives and Hedging”, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under ASC 815 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. ASC 815 is effective for fiscal years and interim periods beginning after November 15, 2008. The adoption of this standard did not have a material impact on our consolidated financial statements.

ASC 820 - The Company adopted ASC 820, “Fair Value Measurements and Disclosures.” ASC 820 applies to most current accounting rules requiring or permitting fair value measurements. ASC 820 provides a framework for measuring fair value and requires expanded disclosures about fair value methods and inputs by establishing a hierarchy for ranking the quality and reliability of the information used by management to measure and report amounts at fair value.

ASC 820-10 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability.

As a basis for considering market participant assumptions in fair value measurements, ASC 820-10 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Dollars)

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(m)	New Accounting Pronouncements - continued

ASC 820-10 - continued

The fair value hierarchy, as defined by ASC 820-10, contains three levels of inputs that may be used to measure fair value as follows:

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

Level 3 inputs are unobservable inputs for the asset or liability which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The Company does not have any fair value measurements using Level 2 or Level 3 inputs as of December 31, 2009.

ASC 470-20. The FASB issued Staff Position No. APB 14-1 “Accounting for Convertible Debt Instruments that may be Settled in Cash Upon Conversion” (FSP APB 14-1). FSP APB 14-1 was incorporated into ASC 470-20, Distinguishing Liabilities vs Equity. ASC 470-20 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability and equity components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Further, ASC 470-20 clarifies the appropriate economics of the conversion options as borrowing costs and their potential dilutive effects in earnings per share. ASC 470-20 is effective for fiscal years beginning after December 15, 2008. The adoption of this standard did not have any impact on the Company’s financial position or results from operations.

ASC 470-20. The Emerging Issues Task Force (“EITF”) reached consensus on Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock (“EITF 07-5”). EITF 07-5 was incorporated into ASC 470-20, Distinguising Liabilities vs Equity. ASC 470-20 provides guidance for instruments (including options or warrants on a company’s shares, forward contracts on a company’s shares, and convertible debt instruments and convertible preferred stock) that may contain contract terms that call into question whether the instrument or embedded feature is indexed to the entity’s own stock. ASC 470-20 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. The adoption of this standard did not have any impact on the Company’s financial position or results from operations.

ASC 855. The FASB issued FASB Statement No. 165, Subsequent Events. The statement establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but prior to the issuance of financial statements. This statement was incorporated into ASC 855, Subsequent Events (“ASC 855”).

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Dollars)

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(m)	New Accounting Pronouncements - continued

ASC 855 - continued

ASC 855 sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements as well as the circumstances under which the entity would recognize them and the related disclosures an entity should make. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

(n)	Recent Accounting Pronouncements Not Yet Adopted

ASU 2010-06. The FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements, which is included in the ASC in Topic 820 (Fair Value Measurements and Disclosures). ASU 2010-06 requires new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. ASU 2010-06 also requires disclosure of activities, including purchases, sales, issuances, and settlements within the Level 3 fair value measurements and clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009. The Company is currently assessing the impact of adoption of ASU 2009-14 and does not currently plan to early adopt.

(o)	Comparative Figures

Certain comparative figures have been reclassified to conform to the current year’s presentation.

Note 3.	OIL AND GAS LEASES

On December 14, 2009, the Company entered into a farm-out agreement (the “Farmout Agreement”) with Southeastern Pipe Line Company (“SEPL”) pursuant to which the Company acquired the right to earn an interest in certain oil and gas mineral leases located in Fort Bend and Wharton Counties, Texas (collectively, the “Leases”) and to the lands covered thereby subject to certain conditions, including the following:

(i)	Payment of a non-refundable fee of $350,000 to SEPL;

(ii)

Commencement of continuous and actual drilling operations on an oil or gas well to a good and workmanlike manner with due diligence and to a depth sufficient for testing on the undeveloped Leases on or prior to December 14, 2010;

(iii)	Completion of drilling on every drillable tract of the undeveloped Leases prior to commencing drilling operations on the developed Leases;

(iv)

Completion of the drilling of at least four wells on the undeveloped acreage, to a good and workmanlike manner with due diligence and to a depth sufficient for testing, and commence commercial production on such wells within 120 days after completion of drilling with the option to pay $250,000 per well to opt out of the requirement to drill up to two of the four wells;

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Dollars)

Note 3.	OIL AND GAS LEASES - continued

(v)

Upon earning the interest in the Leases, The Company agrees to enter into a Joint Operating Agreement to govern operations by the parties on the Leases, and SEPL agrees to assign its 100% interest in the Leases to The Company subject to reserving an overriding royalty interest equal to the difference between all the existing lease burdens of record in effect as of October 1, 2009 and 30%, thereby delivering to The Company a 70% net revenue interest in the Leases; and

(vi)

The Company granting an option to SEPL pursuant to which SEPL may after all drilling and completion cost have been recovered by The Company, back-in a 25% of eight-eighths working interest (subject to proportionate reduction if The Company’s acreage covers less than the entirety of the mineral interest under the proration spacing unit drilled), on a well-by-well basis.

Pursuant to the terms of the Farmout Agreement, if the Company fails to commence the drilling operations on the first test well by December 14, 2010, the agreement terminates immediately and the Company forfeits the deposit. Provided the Company establishes commercial production and meets the requirements for the first well tested, the Company will have an option to develop additional wells within 180 days after the completion of the first well tested or a subsequent wells tested. Also, pursuant to the terms of the agreement the Company agreed to indemnify SEPL and its affiliates from all claims arising from the drilling or operations of the first test well or any subsequent wells tested .

In connection with these leases the Company issued 3,500,000 shares (Note 7) as payment for geological consulting services.

Closing of the transactions contemplated in the Farmout Agreement occurred on December 14, 2009. Net carrying costs at December 31, 2009 and 2008:

	December 31, 2009	December 31, 2008
Deposit on oil and gas leases	$350,000	$-
Consulting costs	210,000	-
Legal costs	11,195	-
Interest in Oil & Gas leases	$571,195	$-

Note 4.	LOANS PAYABLE

The Company has the following loans payable:
	December 31, 2009	December 31, 2008
Art Brokerage – Current(1)	$586,519	$611,514
Mr. Alonzo B. Leavell(1)	20,000	20,000
	606,519	631,514
Senergy Partners LLC(2)	357,750	-
Art Brokerage – Long Term	-	447,500
	$964,268	$1,079,014

(1)	These amounts are unsecured, bear no interest, with no specific terms of repayment.
(2)

This credit facility is unsecured, bears interest at 8% per annum, maturing on December 31, 2012 (see Note 7(b)). The remaining amount available under this credit facility is $642,250 as at December 31, 2009.

On November 21, 2008, Pride of Aspen Associates LLC (“Pride of Aspen”) executed a Deed of Release pursuant to which Pride of Aspen released the Company from any obligation to repay the sum of $311,400 owed to Pride of Aspen for Nil consideration.

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Dollars)

Note 4.	LOANS PAYABLE - continued

A portion of the Art Brokerage loan at December 31, 2008 had been classified as long-term debt as at December 31, 2008 since the Company had entered into the Debt Settlement Agreement (Note 7 (d)) on February 13, 2009, with Synergy Partners LLC (“Synergy”), before the 2008 financial statements were issued.

Note 5.	CONVERTIBLE DEBT

a)

On November 26, 2009, the Company issued a convertible note in the amount of $100,000 to a related party to settle an outstanding payable of $100,000. This convertible note is due on demand, and bears interest at 8% per annum. The debt is convertible into common shares at a conversion rate of $0.30 per share.

b)

On December 11, 2009, the Company issued a convertible note in the amount of $35,625. This convertible note is due on June 11, 2010 and bears interest at 8% per annum. The debt is convertible into common shares at $0.75 per share. The Company has the right to prepay any portion of the principal amount of this debenture without prior written consent on the holder.

Both convertible notes are accounted for in accordance with ASC 470-20 which requires the Company to classify as equity any amounts representing a beneficial conversion feature. As both conversion prices exceed the fair value of the underlying common shares on the issue date, no beneficial conversion feature is recognized under ASC 470-20 and the entire proceeds are classified as debt until such time as they are converted to equity. Accordingly, the convertible notes are presented on the consolidated balance sheets as a liability. No convertible notes discount is recognized.

Convertible notes
Balance, December 31, 2008	$-
Issuance of convertible note (a)	100,000
Issuance of convertible note (b)	35,625
Balance, December 31, 2009	$135,625

Note 6.	RELATED PARTY TRANSACTIONS

On June 5, 2005, the Company entered into a management agreement with its chief executive officer (“CEO”). The agreement was for a term of two years with an annual fee of $90,000 and expired on May 31, 2007. A new management agreement has not been signed and it has been assumed that the previous management agreement is still in effect until a new agreement has been entered into.

Management fees of $90,000 were charged to expense in these financial statements for the year ended December 31, 2009 (2008 - $90,000) There are management fees payable of $Nil at December 31, 2009 (2008 - $75,941) that have been included in accounts payable.

Note 7.	SHARE CAPITAL

As explained in Note 1, on April 21, 2003 the Company issued 3,758,040 common shares in exchange for all the issued and outstanding common shares of UCO.

In July 2003, the Company issued 150,000 common shares to the Company’s CEO in exchange for management services. The transaction was recorded at the quoted market price of $0.70 per common share and resulted in compensation expense of $105,000. No consideration was received by the Company in the exchange of shares for management services.

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Dollars)

Note 7.	SHARE CAPITAL – continued

In June 2004, the Company issued 1,000,000 common shares at a price of $0.025 for proceeds of $25,000.

In January 2005, the Company issued 2,750,000 common shares at a price of $0.01 for proceeds of $27,500.

In June 2005, the Company cancelled 5,437,932 common shares, under an agreement with certain stockholders, which included the former stockholders of UCO, and two other stockholders including the CEO of the Company. The former stockholders of UCO surrendered the majority of the shares which was approximately 95% of the total common shares that they held at the time. As a result of the share cancellation, one single common stockholder emerged as the majority stockholder with approximately 76% of the total issued and outstanding common shares. In addition, the CEO’s percentage common share holding increased and resulted in compensation expense of $44,720.

In July 2005, the Company issued 89,500 common shares at a price of $0.60 to settle an amount owing with respect to a loan payable. The transaction was recorded at the quoted market price of $1.40 and resulted in a loss on settlement of loan payable of $71,600.

In September 2005, the Company issued 7,500 common shares at a price of $0.10 for cash proceeds of $750 in relation to the exercise of stock options.

In April 2006, the Company issued 6,000 common shares at a price of $0.10 for $600 in relation to the exercise of stock options. As of December 31, 2007, the Company was still owed this amount which has been recorded as a share subscription receivable.

In 2007 and 2008, there were no share capital transactions.

During the year ended December 31, 2009 the following transactions occurred:

(a)	On February 2, 2009 a major shareholder returned to treasury 2,000,000 common shares of the Company for nil consideration in contemplation of further share issuances (as described below).

(b)

The Company entered into a loan agreement with Senergy on February 13, 2009, pursuant to which the Company established an unsecured revolving loan of up to $1,000,000 (the “Credit Facility”). The outstanding principal amount of the Credit Facility together with all the accrued and unpaid interest and all other amounts outstanding there under are due and payable in full on December 31, 2012, the maturity date. Outstanding principal under the Credit Facility bears interest at an annual rate of 8% (Note 4).

(c)

In connection with the Company entering into the Credit Facility and Debt Settlement Agreement with Senergy, the Company entered into an Assignment and Assumption Agreement with Senergy and Art Brokerage, Inc. (“ABI”) dated February 13, 2009, pursuant to which ABI assigned to Senergy all of its right, title and interest to a debt (the “Assigned Debt”) of $447,500 (Note 4) owed by the Company to ABI.

(d)

On February 13, 2009, the Company entered into a debt settlement and subscription agreement (the “Debt Settlement Agreement”) with Senergy in consideration of Senergy entering into the Credit Facility. Pursuant to the terms of the Debt Settlement Agreement, the company agreed to issue to Senergy 8,950,000 shares of the Company common stock in settlement of a $447,500 debt owed to Senergy.

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Dollars)

Note 7.	SHARE CAPITAL – continued

As a result of these transactions, Senergy acquired 8,950,000 shares or 92.3% of the Company’s issued and outstanding common stock. The Company issued 8,950,000 common shares to settle an amount owing with respect to a loan payable totaling $447,500. The transaction was recorded at the quoted market price of $0.40 and resulted in a loss on settlement of loan payable of $3,132,500.

On August 11, 2009 the Company's articles of incorporation were amended and restated to increase the number of authorized shares of its common stock from 100,000,000 to 750,000,000. In addition the Company's articles of incorporation were amended and restated to authorize 100,000,000 shares of preferred stock with a par value of $0.001, which may be divided into and issued in series, with such designations, rights, qualifications, preferences, limitations and terms as fixed and determined by the Company's board of directors.

On September 24, 2009, the Company issued a further 436,000 shares to settle $218,000 owed to ABI (Note 4). The transaction was recorded at the quoted at the market price of $0.30 and was treated as a capital transaction which resulted in a charge to equity of $218,000.

On December 11, 2009, the Company issued 175,000 shares each to two consultants, (350,000 shares total) for geological consulting services. The transactions were recorded at the quoted market price of $0.60 per share for total consideration of $210,000 which was capitalized to Oil and Gas Leases on the balance sheet (Note 3).

Effective December 31, 2009, the Company effected a ten (10) for one (1) reverse stock split of the Company’s issued and outstanding shares of common stock. Shares and per share amounts have been retroactively restated to reflect the reverse stock split.

Note 8.	STOCK OPTIONS AND STOCK BASED COMPENSATION

Stock options

The stock option plan of the Company provides for the granting of up to 300,000 stock options to key employees, directors and consultants, of common shares of the Company. Under the stock option plan, the granting of incentive and non-qualified stock options, exercise prices and terms were determined by the Board of Directors.

On June 1, 2009, the Company’s board of directors adopted the 2009 Stock Option Plan. The purpose of the 2009 stock option plan is to retain the services of valued key employees and consultants of the Company. Under the plan, the plan administrator is authorized to grant stock options to acquire up to a total of up to 7,500,000 shares of common stock.

Stock-based compensation

Weighted average assumptions used in calculating compensation expense in respect of options granted using the Black-Scholes option pricing model were as follows:

2009
Risk-free interest rate	2.42%
Dividend yield	Nil
Expected volatility factor of the expected market price of the Company’s common shares	317%
Weighted average expected life of the options	3.36 yrs

There were no stock options granted or outstanding during 2008.

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Dollars)

Note 8.	STOCK OPTIONS AND STOCK BASED COMPENSATION - continued

Stock-based compensation - continued

During the year ended December 31, 2009, there were 115,000 options granted to directors and 30,000 options granted to consultants. All options granted were fully vested at the date of issuance which resulted in a stock-based compensation expense of $43,321 being charged to operations during the year ended December 31, 2009.

These options are exercisable at price of $0.40 per option and expire on December 31, 2012. No options were exercised or expired in 2009. The fair value of these options granted was approximately $0.30 per share on the grant date.

Note 9.	INCOME TAXES

The tax effects of temporary differences that give rise to deferred tax assets at December 31, 2009 and 2008 are presented below:

	2009	2008

Operating losses	$130,000	$237,000
Capital losses	97,000	97,000
Management fees	31,000	-
Valuation allowance	(258,000)	(334,000)
	$-	$-

The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and this causes a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current income.

The provision for income taxes differs from the amount estimated using the United States federal statutory income tax rate as follows:

	For the year ended	For the year ended
	December 31, 2009	December 31, 2008
Income tax expense (recovery) based on federal US statutory rates	$(1,167,000)	$37,000
Non-deductible gain on foreign exchange	-	(1,000)
Loss on debt settlement	1,095,000	-
Stock based compensation	15,000	-
Increase (decrease) in valuation allowance	57,000	(36,000)
	$-	$-

At December 31, 2009, the Company had estimated losses carried forward of approximately $383,000 (2008- $698,000) that may be available to offset future taxable income. The valuation allowance was decreased by $133,000 (2008 - $Nil), representing the tax effect of operating losses restricted due to the change in ownership during the year ended December 31, 2009. The potential tax benefits have been fully allowed for in the valuation allowance in these financial statements. These Federal and state net operating loss carry-forwards begin to expire on various dates from 2025 through 2029.

The Company files income tax returns in the United States. All of the Company’s tax returns are subject to tax examinations until respective statute of limitation. The Company currently has no tax years under examination. The Company’s tax filings for the years 2006 - 2009 remain open to examination.

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Dollars)

Note 9.	INCOME TAXES - continued

Based on management’s assessment of ASC 740, the Company concluded that the adoption of ASC 740 had no significant impact on our results of operations or financial position, and required no adjustment to the opening balance sheet accounts. The year-end analysis supports the same conclusion, and the Company does not have an accrual for uncertain tax positions as of December 31, 2008 and 2009.

As a result, tabular reconciliation of beginning and ending balances would not be meaningful. If interest and penalties were to be assessed, the Company would charge interest to interest expense, and penalties to other operating expense. It is not anticipated that unrecognized tax benefits would significantly increase or decrease within twelve months of the reporting date.

Note 10.	FINANCIAL INSTRUMENTS

(a)	Interest rate Risk:

It is management's opinion that the Corporation is not exposed to significant interest rate risk

(b)	Credit Risk:

The Corporation maintains all of its cash and cash equivalents with major financial institutions in the United States. Management is of the opinion that the Corporation is not exposed to significant credit risk.

(c)	Foreign Currency Risk:

A component of the Corporation’s transactions are undertaken in Canadian dollars. Fluctuation in exchange rates between the Canadian and US dollars could have a material effect on the business, results of operations and financial condition of the Corporation.

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Consolidated Balance Sheets
Unaudited
(Expressed in U.S. Dollars)

	June 30	December 31
	2010	2009

Current Assets
Cash	$-	$6,024
Advances to related party (Note 6)	17,654	-
TOTAL CURRENT ASSETS	17,654	6,024

Long term asset
Oil and gas leases (Note 3)	602,229	571,195
TOTAL ASSETS	$619,883	$577,219

Current Liabilities
Bank overdraft	$3,345	$-
Accounts payable	132,728	86,025
Accrued liabilities	1,000	11,582
Convertible debt (Note 5)	135,625	135,625
Loans payable (Note 4)	751,069	606,519
TOTAL CURRENT LIABILITIES	1,023,767	839,751

Long term liabilities
Loans payable (Note 4)	357,750	357,750
TOTAL LIABILITIES	1,381,517	1,197,501

Capital Deficit
Capital Stock (Note 7)
Common Shares Authorized:
750,000,000 common shares at $0.001 par value
Issued and fully paid 10,476,721 (2009 -10,476,721) common share
Par value	10,477	10,477
Additional paid-in capital	4,604,455	4,604,455
Deficit, accumulated during the exploration stage	(5,377,439)	(5,236,087)
Accumulated other comprehensive income	873	873
TOTAL CAPITAL DEFICIT	(761,634)	(620,282)
TOTAL LIABILITIES AND CAPITAL DEFICIT	$619,883	$577,219

The accompanying notes are an intergral part of these financial statements

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Operations and Comprehensive Loss
Unaudited
(Expressed in U.S. Dollars)

	Cumulative
	Date of
	(April 21, 2003)	Three Months Ended		Six Months Ended
	to June 30	June 30		June 30
	2010	2010	2009	2010		2009

General and administration expenses
Audit fees	$350,101 $	25,916	$24,890	37,436		36,616
Freight	7,600	-	-	-		-
Insurance	186,297	-	-	-		-
Accounting, legal, engineering & consulting
investor relations	316,273	10,656	21,288	22,180		28,738
Management fees and stock based compensation (Notes 6 and 8	1,001,839	22,500	22,500	45,000		45,000
Office	65,323	3,299	674	4,407		1,225
Telephone and utilities	83,059	-	-	-		-
Transfer agent fees	23,795	-	2,478	895		2,478
Travel	220,899	7,469	3,244	13,207		7,413
Wages and benefits	86,588	-	-	-		-
Gain on disposal of assets	(795,231)	-	-	-		-
	(1,546,543)	(69,840)	(75,074)	(123,125)		(121,470)
Other income (expenses)
Interest expense	(80,507)	(9,841)	-	(19,573)		-
Loss on settlement of loans payable (Note 7)	(3,204,100)	-	-	-		(3,132,500)
Gain (loss) on foreign exchange	(8,962)	2,305	(3,347)	1,346		(3,347)
Gain on liabilities write-off	612,373	-	-	-		-
	(2,681,196)	(7,536)	(3,347)	(18,227)		(3,135,847)
Loss from continuing operations	(4,227,739)	(77,376)	(78,421)	(141,352)		(3,257,317)

Loss from discontinued operations	(1,149,700)	-	-	-		-
Loss for the period	(5,377,439)	(77,376)	(78,421)	(141,352)		(3,257,317)
Other Comprehensive Income
Foreign currency translation adjustments	873	-	-	-		-
Comprehensive Loss	$(5,376,566)	$(77,376)	$(78,421)	$(141,352	) $	(3,257,317)

Loss per share - basic and diluted		($0.01)	($0.03)	($0.01)		($1.19)
Weighted average shares outstanding		10,476,721	2,740,721	10,476,721		2,740,721

The accompanying notes are an intergral part of these financial statements

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
Unaudited
(Expressed in U.S. Dollars)

	Cumulative From
	Date of Inception
	(April 21, 2003)	Six month period ended
	to June 30	June 30
	2010	2010	2009

Operating Activities
Net loss for the period	$(5,377,439)	$(141,352)	$(3,257,317)
Adjustments to reconcile net loss for the period to cash flows used in operating activities
Impairment of investment in oil and gas leases	419,959	-	-
Gain on disposal of assets	(933,995)	-	-
Gain on liabilities write-off	(612,373)	-	-
Stock based compensation	239,880	-	-
Depreciation	277,578	-	-
Shares issued for services	105,000	-	-
Loss on settlement of loan payable	3,204,100	-	3,132,500
Changes in non-cash working capital items
Advances to related party	(17,654)	(17,654)	-
Accounts payable	1,693,087	46,703	24,630
Accrued liabilities	1,000	(10,582)	462
Cash used in operating activities	(1,000,857)	(122,885)	(99,725)

Investing Activities
Investment in oil and gas leases	(867,188)	(31,034)	-
Purchase of property and equipment	(311,367)	-	-
Proceeds on disposal of property and equipment		-	-
Cash used in investing activities	(1,178,555)	(31,034)	-

Financing Activities
Proceeds from convertible debt	35,625	-	-
Proceeds from bank overdraft	3,345	3,345	-
Repayment of loans payable	(70,000)	-	-
Shares issued for cash	53,850	-	-
Proceeds from loans payable	2,155,719	144,550	99,725
Cash provided by financing activities	2,178,539	147,895	99,725

Decrease in cash during the period	(873)	(6,024)	-
Effect of cumulative currency translation	873	-	-
Cash, beginning of the period	-	6,024	-
Cash, end of the period	$-	$-	$-

Supplemental Cash Flow information
Interest paid	$35,000	$-	$-
Non-cash investing and financing activities:
Impairment in oil and gas leases	419,959	-	-
Investment in oil and gas leases in exchange for notes payable to Veneto	1,455,000
Transfer of leases in settlement of notes payable	1,455,000	-	-
Assignment of accounts payable from transfer of leases	193,764	-	-
Settlement of loan payable	719,200	-	447,500
Forgiveness of related party balances payable	1,027,791	-	-
Forgiveness of loan payable	311,400	-	-

The accompanying notes are an intergral part of these financial statements

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Statement of Changes in Capital Deficit
For the Period From date of inception on April 21, 2003 to June 30, 2010
(Expressed in U.S. Dollars)
(Unaudited)

	Number of	Par Value	Additional	Share		Other	Total
	Common	@$0.001	Paid-in	Subscription	Accumulated	Comprehensive	Capital
	Shares	Per Share	Capital	Receivable	Deficit	Loss	Deficit
Balance, April 21, 2003	10	$-	$-	$-	$-	$-	$-
Adjustment for the issuance of
common stock on recapitalization	3,758,040	3,758	(3,758)	-	-	-	-
	3,758,050	3,758	(3,758)	-	-	-	-
Adjustment to capital deficit of the
Company at the recapitalization date	417,603	418	(945,307)	-	-	-	(944,889)
	4,175,653	4,176	(949,065)	-	-	-	(944,889)
Shares issued for management services (Note 7)	150,000	150	104,850	-	-	-	105,000
Currency translation adjustment	-	-	-	-	-	873	873
Net loss for the period	-	-	-	-	(626,985)	-	(626,985)
Balance, December 31, 2003	4,325,653	4,326	(844,215)	-	(626,985)	873	(1,466,001)
Shares issued for cash (Note 7)	1,000,000	1,000	24,000	-	-	-	25,000
Shares subscribed but unissued	-	27,500	-	-	-	-	27,500
Forgiveness of related party balances payable	-	-	1,027,791	-	-	-	1,027,791
Net income for the year	-	-	-	-	71,698	-	71,698
Balance, December 31, 2004	5,325,653	32,826	207,576	-	(555,287)	873	(314,012)
Shares subscribed but unissued	-	(27,500)	-	-	-	-	(27,500)
Shares issued for cash (Note 7)	2,750,000	2,750	24,750	-	-	-	27,500
Cancellation of shares (Note 7)	(5,437,932)	(5,438)	5,438	-	-	-	-
Compensation expense on share cancellation (Note 7)	-	-	44,720	-	-	-	44,720
Shares issued for loan payable settlement (Note 7)	89,500	90	125,211	-	-	-	125,300
Shares issued for cash (Note 7)	7,500	8	743	-	-	-	750
Stock based compensation	-	-	140,438	-	-	-	140,438
Net loss for the year	-	-	-	-	(1,036,098)	-	(1,036,098)
Balance, December 31, 2005	2,734,721	2,735	548,875	-	(1,591,385)	873	(1,038,902)
Shares issued for cash (Note 7)	6,000	6	594	(600)	-	-	-
Stock based compensation	-	-	11,401	-	-	-	11,401
Net loss for the year	-	-	-	-	(128,774)	-	(128,774)
Balance, December 31, 2006	2,740,721	2,741	560,870	(600)	(1,720,159)	873	(1,156,275)
Net loss for the year	-	-	-	-	(192,410)	-	(192,410)
Balance, December 31, 2007	2,740,721	2,741	560,870	(600)	(1,912,569)	873	(1,348,685)
Share subscriptions paid (Note 7)	-	-	-	600	-	-	600
Net income for the year	-	-	-	-	109,951	-	109,951
Balance, December 31, 2008	2,740,721	2,741	560,870	-	(1,802,618)	873	(1,238,134)
Cancellation of shares (Note 7)	(2,000,000)	(2,000)	2,000	-	-	-	-
Shares issued for loan payable settlement (Note 7)	8,950,000	8,950	3,571,050	-	-	-	3,580,000
Shares issued for loan payable settlement (Note 7)	436,000	436	217,564	-	-	-	218,000
Shares issued for consulting services (Note 7)	350,000	350	209,650	-	-	-	210,000
Stock based compensation (Note 8)	-	-	43,321	-	-	-	43,321
Net loss for the year	-	-	-	-	(3,433,469)	-	(3,433,469)
Balance, December 31, 2009	10,476,721	10,477	4,604,455	-	(5,236,087)	873	(620,282)
Net loss for the period	-	-	-	-	(141,352)	-	(141,352)
Balance, June 30, 2010	10,476,721	$10,477	$4,604,455	$-	$(5,377,439)	$873	$(761,634)

The accompanying notes are an integral part of these financial statements

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
June 30, 2010
(Expressed in U.S. Dollars)
(Unaudited)

Note 1.	NATURE OF OPERATIONS AND ABILITY TO CONTINUE AS A GOING CONCERN

Maverick Minerals Corporation (“the Company”) was incorporated on August 27, 1998 under the Company Act of the State of Nevada, U.S.A. to pursue opportunities in the business of franchising fast food distributor systems. On May 23, 2001, the Company changed its direction to the energy and mineral resource fields, as an exploration stage company, and still is an exploration stage company.

On April 21, 2003 the Company closed a transaction, as set out in the Purchase Agreement (the “Agreement) with UCO Energy Corporation (“UCO”) to purchase the outstanding equity of UCO. To facilitate the transaction, the Company consolidated its share capital at a ratio of one for five. Subsequent to the share consolidation, the Company issued 3,758,040 common shares in exchange for all the issued and outstanding common shares of UCO. As a result of the transaction, the former shareholders of UCO held approximately 90% of the issued and outstanding common shares of the Company. The acquisition of UCO was recorded as a reverse acquisition for accounting purposes as a recapitalization of UCO. A net distribution of $944,889 was recoded in connection with the common stock of the Company for the acquisition of UCO in respect of the Company’s net liabilities at the acquisition date. The Company had minimal assets and had liabilities owing to suppliers as well as amounts owing under agreements with third parties as well as related parties and as there were no other business interests, the Company was acting as a public shell company. The financial statements are now presented as a continuation of UCO. UCO was in the business of pursuing opportunities in the coal mining industry. The Company has since disposed of its mining interests and is currently an exploration stage company engaged in the acquisition, exploration, and development of prospective oil and gas properties. The Company’s current business focus is to implement the terms of the Farmout Agreement (Note 3).

These accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at June 30, 2010, the Company has negative working capital of $1,006,113 (December 31, 2009 - $833,727), and has an accumulated deficit of $5,377,439 at June 30, 2010. The continuation of the Company is dependent upon obtaining a successful new exploration project, the continuing support of creditors and stockholders as well as achieving and maintaining a profitable level of operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that it requires approximately $680,000 and approximately an additional $3,306,100 in estimated expenditures related to the oil and gas leases (Note 3) over the twelve months ending June 30, 2011 to continue operations. The majority of this anticipated requirement will be funded by the $1,000,000 revolving loan the Company obtained during the year ended December 31, 2009 which bears interest at an annual rate of 8% and funded by future equity issuances and for debt financing. In addition to funding the Company’s general, administrative and corporate expenses the Company is obligated to address its current obligations totaling $1,006,113. To the extent that cash needs are not achieved from operating cash flow and existing cash on hand, the Company plans to raise necessary cash through equity issuances and/or debt financing. Amounts raised will be used to continue the development of the Company's explorations activities, and for other working capital purposes.

Management cannot provide any assurances that the Company will be successful in any of its plans. Although there are no assurances that management's plans will be realized, management believes that the Company will be able to continue operations in the future. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
June 30, 2010
(Expressed in U.S. Dollars)
(Unaudited)

Note 2.	INTERIM FINANCIAL STATEMENTS

The interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2009. The Company follows the same accounting policies in the preparation of interim reports.

Results of the operations for the interim periods are not indicative of future results.

(a)	New Accounting Pronouncements

ASC 810. The FASB issued ASC 810, “Consolidation”. The standard requires all entities to report noncontrolling (minority) interests as equity in consolidated financial statements. ASC 810 eliminates the diversity that currently exists in accounting for transactions between an entity and non-controlling interests by requiring they be treated as equity transactions. The adoption of this standard did not have a material impact on our consolidated financial statements.

ASC 815. The FASB issued ASC 815, “Derivatives and Hedging”, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under ASC 815 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. ASC 815 is effective for fiscal years and interim periods beginning after November 15, 2008. The adoption of this standard did not have a material impact on our consolidated financial statements

ASC 820-10 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability.

As a basis for considering market participant assumptions in fair value measurements, ASC 820-10 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

ASC 855. The FASB issued Statement of ASC 855 (prior authoritative literature: FAS No. 165, “Subsequent Events”) which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. ASC 855 provides guidance on the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The Company adopted ASC 855 during the first quarter of fiscal 2010, and its application had no impact on our company’s condensed consolidated financial statements.

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
June 30, 2010
(Expressed in U.S. Dollars)
(Unaudited)

Note 2.	INTERIM FINANCIAL STATEMENTS - continued

ASU 2010-06. The FASB issued Accounting Standards Update No. 2010-06, Improving Disclosures about Fair Value Measurements (Topic 820)—Fair Value Measurements and Disclosures (ASU 2010-06), to add additional disclosures about the different classes of assets and liabilities measured at fair value, the valuation techniques and inputs used, the activity in Level 3 fair value measurements, and the transfers between Levels 1, 2, and 3. Certain provisions of this update will be effective for us in fiscal 2011 and we are currently evaluating the impact of the pending adoption of this standards update on our consolidated financial statements.

ASU 2010-09. The FASB issued ASU 2010-09, Subsequent Events. ASU 2010-09 was issued to amend ASC 855 to remove the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events. This change is intended to alleviate potential conflicts with current SEC guidance. The provisions of ASU 2010-09 are effective upon issuance. The adoption of ASC 855 and ASU 2010-09 did not have a material impact on the Company's financial statements.

Note 3.	OIL AND GAS LEASES

On December 14, 2009, the Company entered into a farm-out agreement (the “Farmout Agreement”) with Southeastern Pipe Line Company (“SEPL”) pursuant to which the Company acquired the right to earn an interest in certain oil and gas mineral leases located in Fort Bend and Wharton Counties, Texas (collectively, the “Leases”) and to the lands covered thereby subject to certain conditions, including the following:

i)	Payment of a non-refundable fee of $350,000 to SEPL (paid);

ii)

Commencement of continuous and actual drilling operations on an oil or gas well to a good and workmanlike manner with due diligence and to a depth sufficient for testing on the undeveloped Leases on or prior to December 14, 2010;

iii)	Completion of drilling on every drillable tract of the undeveloped Leases prior to commencing drilling operations on the developed Leases;

iv)

Completion of the drilling of at least four wells on the undeveloped acreage, to a good and workmanlike manner with due diligence and to a depth sufficient for testing, and commence commercial production on such wells within 120 days after completion of drilling with the option to pay $250,000 per well to opt out of the requirement to drill up to two of the four wells;

v)

Upon earning the interest in the Leases, The Company agrees to enter into a Joint Operating Agreement to govern operations by the parties on the Leases, and SEPL agrees to assign its 100% interest in the Leases to The Company subject to reserving an overriding royalty interest equal to the difference between all the existing lease burdens of record in effect as of October 1, 2009 and 30%, thereby delivering to The Company a 70% net revenue interest in the Leases; and

vi)

The Company granting an option to SEPL pursuant to which SEPL may after all drilling and completion cost have been recovered by The Company, back-in a 25% of eight-eighths working interest (subject to proportionate reduction if The Company’s acreage covers less than the entirety of the mineral interest under the proration spacing unit drilled), on a well-by-well basis.

Pursuant to the terms of the Farmout Agreement, if the Company fails to commence the drilling operations on the first test well by December 14, 2010, the agreement terminates immediately and the Company forfeits the deposit. Provided the Company establishes commercial production and meets the requirements for the first well tested, the Company will have an option to develop additional wells within 180 days after the completion of the first well tested or subsequent wells tested. Also, pursuant to the terms of the agreement the Company agreed to indemnify SEPL and its affiliates from all claims arising from the drilling or operations of the first test well or any subsequent wells tested.

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
June 30, 2010
(Expressed in U.S. Dollars)
(Unaudited)

Note 3.	OIL AND GAS LEASES - continued

In connection with these leases the Company issued 3,500,000 shares (Note 7) as payment for geological consulting services.

Closing of the transactions contemplated in the Farmout Agreement occurred on December 14, 2009. Net carrying costs as at June 30, 2010 and December 31, 2009:

	June 30,	December 31,
	2010	2009
Deposit on oil and gas leases	$350,000	$350,000
Consulting costs	210,000	210,000
Legal costs	11,195	11,195
Geologist services	31,034	-
Interest in Oil & Gas leases	$602,229	$571,195

Note 4.	LOANS PAYABLE

The Company has the following loans payable:

	June 30,	December 31,
	2010	2009
Art Brokerage – Current(1)	$731,069	$586,519
Mr. Alonzo B. Leavell(1)	20,000	20,000
	751,069	606,519
Senergy Partners LLC(2)	357,750	357,750
	$1,108,819	$964,269

(1) These amounts are unsecured, bear no interest, with no specific terms of repayment.

(2) This credit facility is unsecured, bears interest at 8% per annum, maturing on December 31, 2012 (see Note 7(b)). The remaining amount available under this credit facility is $650,000 as at June 30, 2010.

Note 5.	CONVERTIBLE DEBT

a)

On November 26, 2009, the Company issued a convertible note in the amount of $100,000 to a related party to settle an outstanding payable of $100,000. This convertible note is due on demand, and bears interest at 8% per annum. The debt is convertible into common shares at a conversion rate of $0.30 per share.

b)

On December 11, 2009, the Company issued a convertible note in the amount of $35,625. This convertible note is due on June 11, 2010 and bears interest at 8% per annum. The debt is convertible into common shares at $0.75 per share. The Company has the right to prepay any portion of the principal amount of this debenture without prior written consent on the holder (Note 9).

Both convertible notes are accounted for in accordance with ASC 470-20 which requires the Company to classify as equity any amounts representing a beneficial conversion feature. As both conversion prices exceed the fair value of the underlying common shares on the issue date, no beneficial conversion feature is recognized under ASC 470-20 and the entire proceeds are classified as debt until such time as they are converted to equity. Accordingly, the convertible notes are presented on the consolidated balance sheets as a liability. No convertible notes discount is recognized.

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
June 30, 2010
(Expressed in U.S. Dollars)
(Unaudited)

Note 5.	CONVERTIBLE DEBT - continued

	June 30,	December 31,
	2010	2009
Issuance of convertible note (a)	$100,000	$100,000
Issuance of convertible note (b)	35,625	35,625
	$135,625	$135,625

Note 6.	RELATED PARTY TRANSACTIONS

On June 5, 2005, the Company entered into a management agreement with its chief executive officer (“CEO”). The agreement was for a term of two years with an annual fee of $90,000 and expired on May 31, 2007. A new management agreement has not been signed and it has been assumed that the previous management agreement is still in effect until a new agreement has been entered into.

Management fees of $45,000 were charged to expense in these financial statements for the six month period ended June 30, 2010 (June 30, 2009 - $45,000).

During the three and six month period ended June 30, 2010 the Company advanced $17,654 to a related party to pay for future expenses incurred by the individual on behalf of the Company. The advances are non-interest bearing and have no specific terms of repayment.

Note 7.	SHARE CAPITAL

As explained in Note 1, on April 21, 2003 the Company issued 3,758,040 common shares in exchange for all the issued and outstanding common shares of UCO.

In July 2003, the Company issued 150,000 common shares to the Company’s CEO in exchange for management services. The transaction was recorded at the quoted market price of $0.07 per common share and resulted in compensation expense of $105,000. No consideration was received by the Company in the exchange of shares for management services.

In June 2004, the Company issued 1,000,000 common shares at a price of $0.25 for proceeds of $25,000.

In January 2005, the Company issued 2,750,000 common shares at a price of $0.01 for proceeds of $27,500.

In June 2005, the Company cancelled 5,437,932 common shares, under an agreement with certain stockholders, which included the former stockholders of UCO, and two other stockholders including the CEO of the Company. The former stockholders of UCO surrendered the majority of the shares which was approximately 95% of the total common shares that they held at the time.

As a result of the share cancellation, one single common stockholder emerged as the majority stockholder with approximately 76% of the total issued and outstanding common shares. In addition, the CEO’s percentage common share holding increased and resulted in compensation expense of $44,720.

In July 2005, the Company issued 89,500 common shares at a price of $0.60 to settle an amount owing with respect to a loan payable. The transaction was recorded at the quoted market price of $1.40 and resulted in a loss on settlement of loan payable of $71,600.

In September 2005, the Company issued 7,500 common shares at a price of $0.10 for cash proceeds of $750 in relation to the exercise of stock options.

In April 2006, the Company issued 6,000 common shares at a price of $0.10 for $600 in relation to the exercise of stock options.

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
June 30, 2010
(Expressed in U.S. Dollars)
(Unaudited)

Note 7.	SHARE CAPITAL - continued

In 2007 and 2008 there were no share capital transactions.

On February 2, 2009 a major shareholder returned to treasury 2,000,000 common shares of the Company for nil consideration in contemplation of further share issuances (as described below).

(a)

The Company entered into a loan agreement with Senergy on February 13, 2009, pursuant to which the Company established an unsecured revolving loan of up to $1,000,000 (the “Credit Facility”). The outstanding principal amount of the Credit Facility together with all the accrued and unpaid interest and all other amounts outstanding there under are due and payable in full on December 31, 2012, the maturity date. Outstanding principal under the Credit Facility bears interest at an annual rate of 8%.

(b)

In connection with the Company entering into the Credit Facility and Debt Settlement Agreement with Senergy, the Company entered into an Assignment and Assumption Agreement with Senergy and Art Brokerage, Inc. (“ABI”) dated February 13, 2009, pursuant to which ABI assigned to Senergy all of its right, title and interest to a debt (the “Assigned Debt”) of $447,500 owed by the Company to ABI

(c)

On February 13, 2009, the Company entered into a debt settlement and subscription agreement (the “Debt Settlement Agreement”) with Senergy in consideration of Senergy entering into the Credit Facility. Pursuant to the terms of the Debt Settlement Agreement, the company agreed to issue to Senergy 8,950,000 shares of the Company common stock in settlement of a $447,500 debt owed to Senergy.

As a result of these transactions, Senergy acquired 8,950,000 shares or 92.3% of the Company’s issued and outstanding common stock. The Company issued 8,950,000 common shares to settle an amount owing with respect to a loan payable totaling $447,500. The transaction was recorded at the quoted market price of $0.40 and resulted in a loss on settlement of loan payable of $3,132,500.

On August 11, 2009 the Company's articles of incorporation were amended and restated to increase the number of authorized shares of its common stock from 100,000,000 to 750,000,000. In addition the Company's articles of incorporation were amended and restated to authorize 100,000,000 shares of preferred stock with a par value of $0.001, which may be divided into and issued in series, with such designations, rights, qualifications, preferences, limitations and terms as fixed and determined by the Company's board of directors.

On September 24, 2009, the Company issued a further 436,000 shares to settle $218,000 owed to ABI. The transaction was recorded at the quoted market price of $0.30 and was treated as a capital transaction which resulted in a charge to equity of $218,000.

On December 11, 2009, the Company issued 175,000 shares each to two consultants, (350,000 shares total) for geological consulting services. The transactions were recorded at the quoted market price of $0.60 per share for total consideration of $210,000 which was capitalized to Oil and Gas Leases on the balance sheet (Note 3).

Effective December 31, 2009, the Company effected a ten (10) for one (1) reverse stock split of the Company’s issued and outstanding shares of common stock. Shares and per share amounts have been retroactively restated to reflect the reverse stock split.

For the six-month period ended June 30, 2010 there were no share capital transactions.

MAVERICK MINERALS CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
June 30, 2010
(Expressed in U.S. Dollars)
(Unaudited)

Note 8.	STOCK OPTION PLAN

Stock options

The stock option plan of the Company provides for the granting of up to 3,000,000 stock options to key employees, directors and consultants, of common shares of the Company. Under the stock option plan, the granting of incentive and non-qualified stock options, exercise prices and terms are determined by the Board of Directors.

On June 1, 2009, the Company’s board of directors adopted the 2009 Stock Option Plan. The purpose of the 2009 stock option plan is to retain the services of valued key employees and consultants of the Company. Under the plan, the plan administrator is authorized to grant stock options to acquire up to a total of up to 75,000,000 shares of common stock.

During the year ended December 31, 2009, there were 115,000 options granted to directors and 30,000 options granted to consultants. All options granted were fully vested at the date of issuance which resulted in a stock-based compensation expense of $43,321 being charged to operations during the year ended December 31, 2009.

These options are exercisable at a price of $0.40 per option and expire on December 31, 2012. No options were exercised, cancelled or expired in 2009. The fair value of these options granted was approximately $0.30 per share on the grant date in 2009.

There were no stock options granted for the six-month periods ended June 30, 2010 and June 30, 2009.

The following is a summary of the status of the Company’s stock options as of June 30, 2010 and the stock option activity during the six months ended June 30, 2010:

Number of
Options
Outstanding at December 31, 2008	-
Granted	145,000
Outstanding at December 31, 2009 and June 30, 2010	145,000

Note 9.	SUBSEQUENT EVENTS

On July 26, 2010, the Company entered into a Debt Settlement and Subscription Agreement with David Steiner Primary Trust (the “Trust”), pursuant to which the Company agreed to issue 49,884 shares of its common stock to the Trust in settlement of all amounts owing to the Trust under the Convertible Debenture dated December 11, 2009 in the principal amount of $35,625 and outstanding interest to July 19, 2010 of $1,778

On July 27, 2010, the Company entered into a Data Purchase Agreement with two individuals (the “Vendors”) whereby the Company would purchase data relating to its Leases (see Note 3). As consideration for the purchase of this data the Company would issue 350,000 shares of its common stock (175,000 to each individual).

Directors, Executive Officers, Promoters and Control Persons

Directors and Executive Officers

Name	Age	Position
Robert Kinloch	54	President, Chief Executive Officer, Chief Financial Officer and Director
Donald Kinloch	51	Secretary and Treasurer

Summary Background of Executive Officers and Directors

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he was employed.

Robert Kinloch

Since July 5, 2001, Mr. Robert Kinloch has been the President, Chief Executive Officer, Chief Financial Officer and sole member of the Board of Directors of our company. In his capacity as Chief Financial Officer, Mr. Kinloch is and has been responsible for the finance function of our company including supervising the preparation of our financial statements and as the sole member of our board of directors has served on our audit committee. Mr. Kinloch’s duties as President and Chief Executive Officer include the business development function, investigating qualified investment opportunities and designing and implementing the required due diligence and acquisition financing. In addition, Mr. Kinloch is responsible for our regulatory obligations as a reporting issuer. From June 2002 until May 2005 Mr. Kinloch was the President and sole member of the board of directors of AMT Canada Inc., a private company registered under the laws of the Yukon Territory, Canada. From March 2004 until April 2005, Mr. Kinloch was President and a member of the board of directors of UCO Energy Corporation, a private company incorporated pursuant to the laws of the State of Nevada. Mr. Kinloch is also a director of Conquest Resources Limited (TSX-V: CQR) since March 6, 2009. Mr. Kinloch is the brother of Donald Kinloch, our Secretary and Treasurer.

Donald Kinloch

Since September 4, 2002, Mr. Donald Kinloch has been our Secretary and Treasurer. Donald Kinloch is the brother of Robert Kinloch, our President, Chief Executive Officer, Chief Financial Officer and sole member of our board of directors. Since January 1998, Mr. Kinloch has been an independent consultant conducting contractual due diligence, supplying market research and developing communication strategies. From March 2004 until April 2005, Mr. Kinloch was the Secretary and Treasurer of UCO Energy Corporation, a private company incorporated pursuant to the laws of the State of Nevada.

Term of Office

The directors serve until their successors are elected by the shareholders. Vacancies on the Board of Directors may be filled by appointment of the majority of the continuing directors. The executive officers serve at the discretion of the Board of Directors.

Family Relationships

Robert Kinloch and Donald Kinloch, our executive officers, are brothers.

Significant Employees

We have no significant employees other than the directors and officers described above.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Code of Ethics

We adopted a Code of Ethics applicable to all of our directors, officers, employees and consultants, which is a “code of ethics” as defined by applicable rules of the SEC. Our Code of Ethics is attached as an exhibit to our annual report on Form 10-KSB filed on April 24, 2008. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our chief executive officer, chief financial officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a Current Report on Form 8-K filed with the SEC.

Executive Compensation

The particulars of compensation paid to the following persons:

  our principal executive officer;

  each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2009; and

  up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, for our years ended December 31, 2009 and 2008, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non- Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa -tion ($)	Total ($)
Robert Kinloch President, Chief Executive Officer and Director	2009 2008	$90,000 $90,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$90,000 $90,000
Donald Kinloch Secretary and Treasurer	2009 2008	Nil Nil	Nil Nil	Nil Nil	$29,577 Nil	Nil Nil	Nil Nil	Nil Nil	$29,577 Nil

(1) For a description of the methodology and assumptions used in valuing the option awards granted to our officers and directors during the year ended December 31, 2009, please review Note 8 to the financial statements included herein.

Employment Contracts

Effective September 23, 2010, the Company entered into a consulting agreement with Robert Kinloch, pursuant to which the Company engaged Mr. Kinloch to, among other things: perform the duties of President, Chief Executive Officer and Chief Financial Officer of the Company, prepare and execute any and all records and filings required to maintain the Company’s public listing, attend to governance issues as they relate to the Nevada registration, provide the Board with any information required to administer the affairs of the Company, advise and recommend, if requested, on any circumstance that may arise relating to asset or acquisition integration, tax matters, market factors and corporate finance. As consideration for the performance his consulting services under the agreement, the Company agreed to pay Mr. Kinloch $10,000 per month and a one time bonus of $250,000 upon the spudding of the Company’s first commercial well drilled on the Company’s Farmout Acreage, as such term is defined under the Company’s farmout agreement with Southeastern Pipeline Company dated December 7, 2009. Under the agreement Mr. Kinloch was also granted stock options to acquire 700,000 shares of common stock at an exercise price of $1.05 per share until August 20, 2015 in accordance with the terms of the Company’s 2009 Stock Option Plan. The agreement is for a term of three years. Notwithstanding the three year term, the agreement may be terminated at any time by the Company without notice in the event Mr. Kinloch breaches the terms of this agreement.

Effective September 23, 2010, the Company entered into a consulting agreement with Donald Kinloch, pursuant to which the Company engaged Mr. Kinloch to, among other things: perform the duties of Secretary of the Company, prepare and execute any and all records and filings required to maintain the Company’s corporate records, interface with shareholders and any person or group having a legitimate interest in the affairs of the Company, provide the board of the Company with any information required to administer the affairs of the Company, and advise and recommend, if requested, on any circumstance that may arise relating to asset management and field operations. As consideration for the performance his consulting services under the agreement, the Company agreed to pay Mr. Kinloch $5,000 per month and a one time bonus of $100,000 upon the spudding of the Company’s first commercial well drilled on the Company’s Farmout Acreage, as such term is defined under the Company’s farmout agreement with Southeastern Pipeline Company dated December 7, 2009. Under the agreement Mr. Kinloch was also granted stock options to acquire 400,000 shares of common stock at an exercise price of $1.05 per share until August 20, 2015 in accordance with the terms of the Company’s 2009 Stock Option Plan. The agreement is for a term of three years. Notwithstanding the three year term, the agreement may be terminated at any time by the Company without notice in the event Mr. Kinloch breaches the terms of this agreement.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors from time to time. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each director certain information concerning the outstanding equity awards as of December 31, 2009:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Robert Kinloch(1)(2)	Nil	Nil	Nil	-	-	-	-	-	-
Donald Kinloch (1)	100,000	100,000	100,000	$0.40	12/31/12	Nil	-	Nil	Nil

Notes

(1)

In August, 2009 we granted an aggregate of 145,000 options to acquire shares of our common stock at an exercise price of $0.40 per share to certain of our officers and consultants including Donald Kinloch under the 2009 option plan.

(2)

On November 26, 2009, we entered into a subscription agreement with Robert Kinloch pursuant to which Mr. Kinloch purchased one convertible debenture (the “Debenture”) in the aggregate principal amount of $100,000 in settlement of $100,000 of outstanding debt owed by the Company to Mr. Kinloch. The Debenture is convertible into shares of the Company’s common stock at a deemed conversion price per share of $0.30 for an aggregate purchase price of $100,000. The Debenture is payable on demand, and bears interest at the rate of 8% per annum, payable on the date of conversion of the Debenture. Interest is calculated on the basis of a 360- day year and accrues daily commencing on the date the Debenture is issued until payment in full of the principal amount, together with all accrued and unpaid interest and other amounts which may become due have been made.

Aggregated Options Exercised in the Year Ended December 31, 2009 and Year End Option Values

There were no stock options exercised during the year ended December 31, 2009.

Repricing of Options/SARS

Other than by way of adjustment the effectiveness of our 10 for 1 reverse stock split in December 2009, we did not reprice any options previously granted during the year ended December 31, 2009.

Securities Authorized for Issuance under Equity Compensation Plans

On June 1, 2009, our board of directors adopted our 2009 Stock Option Plan. The purpose of our 2009 stock option plan is to retain the services of valued key employees and consultants of our company. Under the plan, the plan administrator is authorized to grant stock options to acquire up to a total of up to 7,500,000 shares of our common stock. On July 31, 2009 we filed a consent solicitation on Schedule 14A to seek stockholder approval of our 2009 Stock Option Plan. On August 3, 2009 we received majority stockholder consent approving our 2009 stock option plan. In August, 2009 we granted an aggregate of 145,000 options to acquire shares of our common stock at an exercise price of $0.40 per share to certain of our officers, employees and consultants under the 2009 option plan. Effective September 23, 2010, the Company entered into management consulting agreements with Robert Kinloch and Donald Kinloch, pursuant to which, among other things, we granted to Robert Kinloch and Donald Kinloch stock options to acquire 700,000 and 400,000 shares of common stock, respectively, at an exercise price of $1.05 per share until August 20, 2015 in accordance with the terms of the Company’s 2009 Stock Option Plan.

The following table provides a summary of the number of stock options granted under the 2009 Plan, the weighted average exercise price and the number of stock options remaining available for issuance under the Company’s option plans as at December 31, 2009:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan
Equity compensation plans not approved by security holders	145,000	$0.40	7,355,000

Director Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director’s fees or other compensation for services rendered as a director for the fiscal year ended December 31, 2009.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Security Ownership of Certain Beneficial Owners and Management

As of October 7, 2010, there were 11,602,617 shares of our common stock outstanding. The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of that date by (i) each of our directors, (ii) each of our executive officers, and (iii) all of our directors and executive officers as a group. Except as set forth in the table below, there is no person known to us who beneficially owns more than 5% of our common stock.

	Name and Address	Number of Shares	Percentage of Class(2)
Title of Class	of Beneficial Owner	Beneficially Owned(1)
Directors and Officers:

Common Stock	Robert J. Kinloch 2501 Lansdowne Ave. Saskatoon, SK Canada S7J 1H3	773,623(3)	6.2%

Common Stock	Donald Kinloch 302-95 Sidney St. Belleville, Ontario Canada K8P 1J6	502,500(4)	4.1%

	Name and Address	Number of Shares	Percentage of Class(2)
Title of Class	of Beneficial Owner	Beneficially Owned(1)
Directors and Officers:

Common Stock	Directors and Officers as a group (two)	1,276,123	9.9%

5% Shareholders:

Common Stock	Donna Rose 2245 N. Green Valley Pkwy Suite 429 Henderson, NV 89014	9,713,071(5)	83.7%

Common Stock	Robert J. Kinloch 2501 Lansdowne Ave. Saskatoon, SK Canada S7J 1H3	773,623(3)	6.2%

Notes:
*Less than 1%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	The percentage of class is based on 11,602,617 shares of common stock issued and outstanding as of October 7, 2010.

(3)

Total consists of 73,623 shares of the Company beneficially owned by Robert Kinloch and 700,000 shares of common stock acquirable by Mr. Kinloch on exercise of options within 60 days of the date hereof.

(4)

Total consists of 2,500 shares of the Company beneficially owned by Donald Kinloch and 500,000 shares of common stock acquirable by Mr. Kinloch on exercise of options within 60 days of the date hereof.

(5)

Comprised of 37,100 shares of common stock registered in the name of Donna Rose, 725,971 shares of common stock registered in the name of Art Brokerage, Inc., a private corporation beneficially owned by Donna Rose and 8,950,000 shares registered in the name of Senergy Partners LLC, a private corporation beneficially owned by Donna Rose.

Changes in Control

On February 13, 2009, the Company entered into a loan agreement with Senergy, a private Nevada limited liability corporation, pursuant to which the Company received a revolving loan of up to $1,000,000 (the “Credit Facility”). The outstanding principal amount of the Credit Facility together with all accrued and unpaid interest and all other amounts outstanding thereunder are due and payable in full on December 31, 2012, the maturity date. Outstanding principal under the Credit Facility bears interest at an annual rate of 8%. As a condition of the Credit Facility, the Company agreed to use funds received under the Credit Facility solely for the purpose of funding ongoing general and administrative expenses, consulting and due diligence expenses, or professional fees and joint venture programs. In connection with the negotiation of the Loan Agreement (described below) with ABI the Company was required to enter into an amendment to its existing loan with Senergy Partners LLC, an affiliate of Art Brokerage. Under the terms of an amendment agreement dated September 15, 2010, entered into by the Company with Senergy Partners LLC (“Senergy”), the parties agreed that if and at such time Art Brokerage enters into a loan agreement with the Company with respect to a loan of $2,400,000, the existing loan agreement between the parties dated February 13, 2009 providing for up to $1,000,000 in principal to the Company (the “Senergy Loan”) would be amended to provide that upon entry into the Loan Agreement the outstanding balance of principal and accrued interest under the Senergy Loan could not exceed a maximum limit of $500,000.

In consideration of Senergy’s agreement to enter into the Credit Facility, Maverick agreed to enter into a debt settlement and subscription agreement (the “Debt Settlement Agreement”) with Senergy dated as of February 13, 2009. Pursuant to the terms of the Debt Settlement Agreement, the Company agreed to issue to Senergy 8,950,000 post-split shares of its common stock at a deemed price of $0.05 per share in settlement of a $447,500 debt owed to Senergy.

The shares were issued to Senergy pursuant to Rule 506 of Regulation D on the basis that Senergy represented that they are an “accredited investor” as such term is defined in Rule 501 of Regulation D. Senergy delivered appropriate investment representations satisfactory to Maverick with respect to this transaction and consented to the imposition of restrictive legends upon the certificates evidencing such shares.

In connection with our entry into the Credit Facility and Debt Settlement Agreement with Senergy, the Company entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with Senergy and Art Brokerage, Inc. (“Art Brokerage”) pursuant to which Art Brokerage assigned to Senergy all its right, title and interest to a debt (the “Assigned Debt”) of $447,500 owed by the Company to Art Brokerage. The Company executed the Assignment Agreement solely to consent to and acknowledge the assignment of the Assigned Debt as contemplated by the agreement.

As a result of the above transactions a change in control of the Company occurred. Senergy acquired 8,950,000 post-split shares of the Company’s common stock. There are no arrangements or understandings among the Company and Senergy and/or its affiliates with respect to election of directors or other matters.

Certain Relationships and Related Transactions

Except as set out below, no director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, since the beginning of our company’s fiscal year ended December 31, 2009, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last three completed fiscal years.

During the three and six month period ended June 30, 2010 the Company advanced $17,654 to a related party to pay for future expenses incurred by the individual on behalf of the Company.

Donna Rose beneficially owns 9,713,071 shares of our common stock or 83.7% of our issued and outstanding common stock as of the date of this prospectus through her affiliated companies Senergy Partners LLC and Art Brokerage, Inc. Since 2005, Donna Rose, has been a principal investor in the Company. During 2005 and 2006 we endured a period where for various reasons we were unable to complete a number of business acquisitions and subsequently lost our quotation on the FINRA over-the-counter bulletin board. During this time Donna Rose emerged as the principal financier that was willing to fund the Company until we had a successful venture. Because of her history of funding the Company since 2005 and due to the Company’s need for additional funding, the Company agreed, pursuant to the recent agreements outlined below, to allow Donna Rose to become a major stockholder in Maverick provided she agreed to release us from debts owing to her affiliates and provided us with funds which we intend to use to fund the drilling of our initial test well and/or operating expenses. Over the past two years we have entered into the following transactions with Donna Rose and/or her affiliated companies Art Brokerage, Inc. and Senergy Partners LLC:

  On February 13, 2009, we issued 89,500,000 shares of our common stock at a deemed price of $0.005 per share in settlement of a $447,500 debt owed to Senergy Partners LLC. Also on February 13, 2009, we entered into a loan agreement with Senergy pursuant to which we received a revolving loan of up to $1,000,000 (the “Credit Facility”). In connection with our entry into the Credit Facility and Debt Settlement Agreement with Senergy, on February 13, 2009 we entered into an Assignment and Assumption Agreement with Senergy and Art Brokerage, Inc. pursuant to which Art Brokerage assigned to Senergy all its right, title and interest to a debt (the “Assigned Debt”) of $447,500 owed by the Company to Art Brokerage. In February, 2009, prior to the entry into the Credit Facility and the Debt Settlement Agreement, and in connection with the negotiation of these agreements, a majority shareholder of Maverick agreed to return to treasury 2,000,000 post-split shares of Maverick’s issued and outstanding common stock held by him. As a result of these transactions Senergy acquired 8,950,000 post-split shares of common stock.

  On September 24, 2009, we entered into a Debt Settlement and Subscription Agreement with Art Brokerage, Inc. pursuant to which we issued Art Brokerage 436,000 restricted post-split shares of the Company’s common stock at a deemed value of $0.50 per share in settlement of outstanding debt owed to Art Brokerage in the amount of $218,000.

  On September 7, 2010, we entered into a debt settlement and subscription agreement with Art Brokerage, Inc. pursuant to which the Company issued 725,971 shares of common stock of the Company at a deemed price of $1.05 per share in settlement of $762,269 of outstanding debt owed by the Company to Art Brokerage, Inc.

  On September 20, 2010, we entered into a loan agreement (the “Loan Agreement”) with Art Brokerage, Inc. (“Art Brokerage”), pursuant to which Art Brokerage provided the Company with a non-revolving term loan in the principal amount of $2,400,000 having an interest rate of 5% per annum. The loan matures on April 1, 2015. As a condition of the Loan Agreement, the Company agreed to enter into a general security agreement dated September 20, 2010 creating a security over the Company’s present and after-acquired personal property and over the Company’s real property and other assets. In addition and as further security of the Company’s indebtedness under the Loan Agreement, the Company and Art Brokerage entered into a pledge and security agreement dated September 20, 2010, pursuant to which the Company agreed to pledge to Art Brokerage a first priority security interest in all of the shares of capital stock of Eskota Energy Corporation, the wholly owned subsidiary of the Company, and all proceeds with respect to such stock.

  In connection with the negotiation of the Loan Agreement with Art Brokerage, we were required to enter into an amendment to our existing loan with Senergy Partners LLC. Under the terms of the amendment agreement dated September 15, 2010, entered into by the Company with Senergy Partners LLC, the parties agreed that if Art Brokerage entered into a loan agreement with the Company with respect to a loan of $2,400,000, the existing loan agreement between the parties dated February 13, 2009 providing for up to $1,000,000 in principal to the Company would be amended to provide that upon entry into the Loan Agreement the outstanding balance of principal and accrued interest under the Senergy loan could not exceed a maximum limit of $500,000. On November 26, 2009, we entered into a subscription agreement with Robert Kinloch pursuant to which Mr. Kinloch purchased one convertible debenture (the “Debenture”) in the aggregate principal amount of $100,000 in settlement of $100,000 of outstanding debt owed by the Company to Mr. Kinloch. The Debenture is convertible into shares of the Company’s common stock, par value $0.001 at a deemed conversion price per share of $0.30 for an aggregate purchase price of $100,000. The Debenture is payable on demand, and bears interest at the rate of 8% per annum, payable on the date of conversion of the Debenture. Interest is calculated on the basis of a 360-day year and accrues daily commencing on the date the Debenture is issued until payment in full of the principal amount, together with all accrued and unpaid interest and other amounts which may become due have been made.

Effective September 23, 2010, the Company entered into a consulting agreement with Robert Kinloch, pursuant to which the Company engaged Mr. Kinloch to, among other things: perform the duties of President, Chief Executive Officer and Chief Financial Officer of the Company, prepare and execute any and all records and filings required to maintain the Company’s public listing, attend to governance issues as they relate to the Nevada registration, provide the Board with any information required to administer the affairs of the Company, advise and recommend, if requested, on any circumstance that may arise relating to asset or acquisition integration, tax matters, market factors and corporate finance. As consideration for the performance his consulting services under the agreement, the Company agreed to pay Mr. Kinloch $10,000 per month and a one time bonus of $250,000 upon the spudding of the Company’s first commercial well drilled on the Company’s Farmout Acreage, as such term is defined under the Company’s farmout agreement with Southeastern Pipeline Company dated December 7, 2009. Under the agreement Mr. Kinloch was also granted stock options to acquire 700,000 shares of common stock at an exercise price of $1.05 per share until August 20, 2015 in accordance with the terms of the Company’s 2009 Stock Option Plan. The agreement is for a term of three years. Notwithstanding the three year term, the agreement may be terminated at any time by the Company without notice in the event Mr. Kinloch breaches the terms of this agreement.

Effective September 23, 2010, the Company entered into a consulting agreement with Donald Kinloch, pursuant to which the Company engaged Mr. Kinloch to, among other things: perform the duties of Secretary of the Company, prepare and execute any and all records and filings required to maintain the Company’s corporate records, interface with shareholders and any person or group having a legitimate interest in the affairs of the Company, provide the board of the Company with any information required to administer the affairs of the Company, and advise and recommend, if requested, on any circumstance that may arise relating to asset management and field operations. As consideration for the performance his consulting services under the agreement, the Company agreed to pay Mr. Kinloch $5,000 per month and a one time bonus of $100,000 upon the spudding of the Company’s first commercial well drilled on the Company’s Farmout Acreage, as such term is defined under the Company’s farmout agreement with Southeastern Pipeline Company dated December 7, 2009. Under the agreement Mr. Kinloch was also granted stock options to acquire 400,000 shares of common stock at an exercise price of $1.05 per share until August 20, 2015 in accordance with the terms of the Company’s 2009 Stock Option Plan. The agreement is for a term of three years. Notwithstanding the three year term, the agreement may be terminated at any time by the Company without notice in the event Mr. Kinloch breaches the terms of this agreement.

Director Independence

Our common stock is quoted on FINRA’s Over-the-Counter Bulletin Board, which does not have director independence requirements. Under NASDAQ rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Mr. Robert Kinloch is our chief executive officer, chief financial officer, president and our sole director. As a result, we do not have any independent directors.

If we are able to complete the offering contemplated in this prospectus and are successful in implementing our stated business plan we intend to appoint additional qualified independent directors to the board and appoint a full time Chief Financial Officer.

Board of Directors

Our board of directors facilitates its exercise of independent supervision over management by endorsing the guidelines for responsibilities of the board as set out by regulatory authorities on corporate governance in the United States. Our board’s primary responsibilities are to supervise the management of our company, to establish an appropriate corporate governance system, and to set a tone of high professional and ethical standards.

The board is also responsible for:

  selecting and assessing members of the Board;

  choosing, assessing and compensating the Chief Executive Officer of our company, approving the compensation of all executive officers and ensuring that an orderly management succession plan exists;

  reviewing and approving our company’s strategic plan, operating plan, capital budget and financial goals, and reviewing its performance against those plans;

  adopting a code of conduct and a disclosure policy for our company, and monitoring performance against those policies;

  ensuring the integrity of our company’s internal control and management information systems;

  approving any major changes to our company’s capital structure, including significant investments or financing arrangements; and

  reviewing and approving any other issues which, in the view of the Board or management, may require Board scrutiny.

Orientation and Continuing Education

We have an informal process to orient and educate new recruits to the board regarding their role of the board, our committees and our directors, as well as the nature and operations of our business. This process provides for an orientation with key members of the management staff, and further provides access to materials necessary to inform them of the information required to carry out their responsibilities as a board member. This information includes the most recent board approved budget, the most recent annual report, the audited financial statements and copies of the interim quarterly financial statements.

The board does not provide continuing education for its directors. Each director is responsible to maintain the skills and knowledge necessary to meet his or her obligations as directors.

Nomination of Directors

The board is responsible for identifying new director nominees. In identifying candidates for membership on the board, the board takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the board. As part of the process, the board, together with management, is responsible for conducting background searches, and is empowered to retain search firms to assist in the nominations process. Once candidates have gone through a screening process and met with a number of the existing directors, they are formally put forward as nominees for approval by the board.

Assessments

The board intends that individual director assessments be conducted by other directors, taking into account each director’s contributions at board meetings, service on committees, experience base, and their general ability to contribute to one or more of our company’s major needs. However, due to our stage of development and our need to deal with other urgent priorities, the board has not yet implemented such a process of assessment.

Disclosure of Securities and Exchange Commission Position of Indemnification for Securities Act Liabilities

Pursuant to the Nevada corporation law, our articles of incorporation and bylaws, we may indemnify our officer or director who is made a party to any proceeding, including a lawsuit, because of his position as our officer or director, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Mr. Robert Kinloch, our President and Chief Executive Officer.

2,000,000 Shares

End of Prospectus

October 7, 2010

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Information Not Required in Prospectus

Other Expenses Of Issuance & Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC Registration Fee	$214
Printing Expenses	$2,786	(1)
Accounting Fees and Expenses	$30,000	(1)
Legal Fees and Expenses	$50,000	(1)
Blue Sky Fees / Expenses	$5,000	(1)
Transfer Agent Fees	$2,000	(1)
Miscellaneous Expenses	$10,000	(1)
TOTAL	$100,000

(1) We have estimated these amounts.

Indemnification of Directors and Officers

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our articles of incorporation require us to indemnify our directors and officers to the fullest extent permitted under Nevada law.

Our bylaws require us to indemnify any present and former directors, officers, employees, trustees, agents and each person who serves in any such capacities at our request against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any threatened or pending action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, trustees or agents of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conducted themselves in good faith and that such person:

- Reasonably believed that their conduct was in or not opposed to our company’s best interests; or

- With respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

Our bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company’s favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company or is or was serving at the request of our company in any such capacities against all expenses (including attorney’s fees) and all amounts paid in settlement actually and reasonably incurred by such person in connection with the settlement or defense of such action or suit. We will only indemnify such persons if one of the groups set out below determined that such person has conducted themselves in good faith and that such person reasonably believed that their conduct was in or not opposed to our company’s best interests. Unless a court otherwise orders, we will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to our company.

The determination to indemnify any such person must be made:

- By our shareholders;

- By our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- If such a quorum is not obtainable, by a majority vote of the directors who were not parties to the action, suit or proceeding; or

- By independent legal counsel in a written opinion.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by us is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Recent Sales Of Unregistered Securities

The Company has sold the following securities within the past three years which were not registered under the Securities Act of 1933:

  On February 13, 2009, we issued 8,950,000 (post-split) shares of our common stock at a deemed price of $0.005 per share in settlement of a $447,500 debt owed to Senergy. The shares were issued to Senergy pursuant to Rule 506 of Regulation D on the basis that Senergy represented that they are an “accredited investor” as such term is defined in Rule 501 of Regulation D. The shares were issued to Senergy in reliance on the exemptions from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. Senergy delivered appropriate investment representations satisfactory to the Company with respect to this transaction and consented to the imposition of restrictive legends upon the certificates evidencing such shares.

  On September 24, 2009, we entered into a Debt Settlement and Subscription Agreement with The Art Brokerage Inc. pursuant to which we issued Art Brokerage 436,000 restricted post-split shares of the Company’s common stock at a deemed value of $0.50 per share in settlement of outstanding debt owed to Art Brokerage in the amount of $218,000. The shares were issued to Art Brokerage in reliance on the exemptions from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

  On November 26, 2009, we entered into a subscription agreement with Robert Kinloch pursuant to which Mr. Kinloch purchased one convertible debenture (the “Debenture”) in the aggregate principal amount of $100,000 in settlement of $100,000 of outstanding payable owed by the Company to Mr. Kinloch. The Debenture is convertible into shares of the Company’s common stock, par value $0.001 at a deemed conversion price per share of $0.30 for an aggregate purchase price of $100,000. The Debenture was issued to Mr. Kinloch pursuant to Regulation S and/or Section 4(2) of the Securities Act of 1933 on the basis that Mr. Kinloch represented that he was not a “US person” as such term is defined in Regulation S.

  Effective December 11, 2009 we issued 350,000 shares at a deemed price of $0.20 per share to two investors pursuant to Consulting Agreements dated December 11, 2009. The shares were issued to the investors pursuant to Regulation D of the Securities Act of 1933 on the basis that each of them represented that they were an “accredited investor” as such term is defined in Rule 501 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

  Effective December 17, 2009, we entered into a subscription agreement with David Steiner Primary Trust pursuant to which the subscriber purchased one convertible debenture in the aggregate principal amount of $35,625. The Debenture is convertible into shares of the Company’s common stock, par value $0.001 at a deemed conversion price per share of $0.75. The debenture was issued to the subscriber in reliance on the exemptions from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

  Effective July 26, 2010, we entered into a Debt Settlement and Subscription Agreement with David Steiner Primary Trust (the “Trust”), pursuant to which we agreed to issue 49,884 shares of our common stock to Steiner in settlement of all amounts owing to the Trust under the Convertible Debenture dated December 11, 2009 in the principal amount of $35,625 and outstanding interest to July 19, 2010 of $1,778. The shares were issued to the Trust on July 26, 2010 pursuant to Regulation D of the Securities Act of 1933 on the basis that the Trust represented that it was an “accredited investor” as such term is defined in Rule 501 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

  On July 27, 2010, the Company entered into a data purchase agreement (the “Agreement”) with two individuals (collectively the “Vendors”), pursuant to which the Company agreed to purchase from the Vendors geologic data relating to certain oil and gas mineral leases located in Texas, including among other things: electric logs, seismic work, seismic reprocessing, data from the Texas Railroad Commission. In consideration for the acquisition of the geologic data from the Vendors the Company agreed to issue an aggregate of 350,000 shares of the common stock of the Company to the Vendors. The shares were issued to the Vendors on July 27, 2010 pursuant to Regulation D of the Securities Act of 1933 on the basis that each of them represented that they were an “accredited investor” as such term is defined in Rule 501 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

  On September 7, 2010, the Company entered into a debt settlement and subscription agreement with Art Brokerage, Inc. pursuant to which the Company issued 725,971 shares of common stock of the Company at a deemed price of $1.05 per share in settlement of $762,269 of outstanding debt owed by the Company to Art Brokerage, Inc. The shares were issued to Art Brokerage pursuant to Regulation D of the Securities Act of 1933 on the basis that it has represented that it is an “accredited investor” as such term is defined in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Undertakings

The undersigned company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Exhibits & Financial Statement Schedules

Exhibit
Number	Description

3.1	Amended and Restated Articles of Incorporation (incorporated by reference from our Form 10-Q Quarterly report, filed on August 14, 2009)
3.2	Bylaws (incorporated by reference from our Form 10SB Registration Statement, filed on August 8, 1999)
3.3	Amended Bylaws (incorporated by reference from our Annual Report on Form 10-KSB, filed on April 24, 2008)
4.1	Specimen Stock Certificate (incorporated by reference from our Form 10-SB Registration Statement, filed on August 8, 1999)
5.1*	Opinion of Clark Wilson LLP
10.1	Non-Qualified Stock Option Plan (incorporated by reference from our Form S-8 Registration Statement, filed on September 12, 2002)
10.2

Mutual Release Agreement between Eskota Energy Corporation and Veneto Exploration, LLC and Assignment of Oil and Gas Leases dated July 6, 2006 (incorporated by reference from our Quarterly Report on Form 10-QSB for the period ended June 30, 2006)

10.3

Purchase Agreement between Maverick Minerals Corporation, UCO Energy Corporation and the shareholders of UCO Energy, dated April 21, 2003 (incorporated by reference from our Annual Report on Form 10-KSB filed on May 19, 2004)

10.4

Loan Agreement and Civil Action Covenant between Art Brokerage Inc., Eskota Energy Corporation and Maverick Minerals Corporation (incorporated by reference from our Quarterly Report on Form 10- QSB for the period ended June 30, 2006)

10.5	Loan Agreement between Alonzo B. Leavell and Maverick Minerals Corporation dated July 20, 2005 (incorporated by reference from our Quarterly Report on Form 10-QSB for the period ended June 30, 2006)
10.6	Loan Agreement between Alonzo B. Leavell and Maverick Minerals Corporation dated April 27, 2005 (incorporated by reference from our Quarterly Report on Form 10-QSB for the period ended June 30, 2006)
10.7

Management Agreement dated as at March 5, 2003 between Maverick Minerals Corporation and Robert Kinloch (incorporated by reference from our Quarterly Report on Form 10-QSB for the period ended June 30, 2006)

10.8	Management Agreement dated as at June 1, 2005 between Maverick Minerals Corporation and Robert Kinloch (incorporated by reference from our Quarterly Report on Form 10-QSB for the period ended June 30, 2006)

Exhibit
Number	Description

10.9	Deed of Release dated November 31, 2008 with Pride of Aspen LLC (incorporated by reference from our Current Report on Form 8-K filed on December 3, 2008)
10.10

Assignment and Assumption Agreement dated February 10, 2009 among Art Brokerage, Inc., Senergy Partners LLC and Maverick Minerals Corporation (incorporated by reference from our Current Report on Form 8-K filed on February 20, 2009)

10.11	Loan Agreement dated as of February 13, 2009 between Maverick Minerals Corporation and Senergy Partners LLC (incorporated by reference from our Annual Report on Form 10-K filed on April 13, 2009)
10.12

Debt Settlement and Subscription Agreement dated as of February 13, 2009 between Maverick Minerals Corporation and Senergy Partners LLC (incorporated by reference from our Current Report on Form 8-K filed on February 20, 2009)

10.13	2009 Stock Option Plan (incorporated by reference from our Form 10-Q Quarterly report, filed on August 14, 2009)
10.14

Debt Settlement and Subscription Agreement dated as of September 24, 2009 between Maverick Minerals Corporation and The Art Brokerage Inc. (incorporated by reference from our Form 10-Q Quarterly report, filed on November 16, 2009)

10.15

Farmout Agreement dated as of December 7, 2009 between Southeastern Pipe Line Company and Maverick Minerals Corporation (incorporated by reference from our Form 8-K Current report, filed on December 18, 2009)

10.16	Subscription Agreement between Maverick Minerals Corporation and Robert Kinloch dated November 26, 2009 (incorporated by reference from our Form 8-K Current report, filed on December 10, 2009)
10.17	Convertible Debenture dated November 26, 2009 (incorporated by reference from our Form 8-K Current report, filed on December 10, 2009)
10.18

Subscription Agreement and Convertible Debenture dated December 17, 2009 between Maverick Minerals Corporation and David Steiner (incorporated by reference from our Annual Report on Form 10-K, filed on April 15, 2010)

10.19

Debt Settlement and Subscription Agreement dated July 19, 2010 between Maverick Minerals Corporation and David Steiner Primary Trust (incorporated by reference from our Form 10-Q Quarterly report, filed on August 13, 2010)

10.20	Data Purchase Agreement dated July 27, 2010 (incorporated by reference from our Form 10-Q Quarterly report, filed on August 13, 2010)
10.21

Debt Settlement and Subscription Agreement between Maverick Minerals Corporation and Art Brokerage, Inc. dated September 7, 2010. (incorporated by reference from our Form 8-K Current report, filed on September 16, 2010)

10.22

Pledge and Security Agreement dated September 20, 2010 between Maverick Minerals Corporation and Art Brokerage, Inc. (incorporated by reference from our Form 8-K Current report, filed on September 24, 2010)

10.23	Loan Agreement dated September 20, 2010 between Maverick Minerals Corporation and Art Brokerage, Inc. (incorporated by reference from our Form 8-K Current report, filed on September 24, 2010)
10.24	Security Agreement dated September 20, 2010 between Maverick Minerals Corporation and Art Brokerage, Inc. (incorporated by reference from our Form 8-K Current report, filed on September 24, 2010)
10.25	Amendment Agreement dated September 15, 2010 between Maverick Minerals Corporation and Art Brokerage, Inc. (incorporated by reference from our Form 8-K Current report, filed on September 24, 2010)
10.26	Consulting Agreement dated September 23, 2010 between Maverick Minerals Corporation and Robert Kinloch (incorporated by reference from our Form 8-K Current report, filed on September 24, 2010)
10.27	Consulting Agreement dated September 23, 2010 between Maverick Minerals Corporation and Donald Kinloch (incorporated by reference from our Form 8-K Current report, filed on September 24, 2010)

Exhibit
Number	Description

14.1	Code of Ethics (incorporated by reference from our Annual Report on Form 10-KSB, filed on April 24, 2008)
21.1	List of Subsidiaries (incorporated by reference from our Annual Report on Form 10-K, filed on April 15, 2010)
23.1*	Consent of BDO Canada LLP
23.2*	Consent of Clark Wilson LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (Please see below)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Saskatoon, Saskatchewan, Canada, on the 7th day of October, 2010.

Maverick Minerals Corporation

By:	/s/ Robert Kinloch
Robert Kinloch
Chief Executive Officer and Director
(Principal Executive Officer and Principal Financial Officer)
Dated: October 7, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Robert Kinloch as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Robert Kinloch
Robert Kinloch
Chief Executive Officer, Chief Financial Officer and Director
(Principal Executive Officer and Financial Officer)
Dated: October 7, 2010

By:	/s/ Donald Kinloch
Donald Kinloch
Secretary and Treasurer
Dated: October 7, 2010